Exhibit 99.2
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ONTARIO PROVINCIAL COUNCIL OF CARPENTERS’ PENSION TRUST FUND, POLICE & FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT, AND NORFOLK COUNTY RETIREMENT SYSTEM, Derivatively on Behalf of WALMART INC.,

            Plaintiffs,

        v.

S. ROBSON WALTON, GREGORY B. PENNER, STEUART WALTON,
TIMOTHY P. FLYNN, THOMAS W.
HORTON, MARISSA A. MAYER,
DOUG MCMILLON, STEVEN S.
REINEMUND, PHYLLIS HARRIS, and JAY JORGENSON,

            Defendants,

        and

WALMART INC.,

    Nominal Defendant.
C.A. No. 2021-0827-JTL

STIPULATION AND AGREEMENT
OF SETTLEMENT, COMPROMISE, AND RELEASE

This Stipulation and Agreement of Settlement, Compromise, and Release dated as of October 13, 2024 (the “Stipulation”)1 is entered into by and among the following
1 Unless otherwise stated, all capitalized terms have the same definition as set forth in Section 1, Definitions.

parties, by and through their respective undersigned counsel: (i) plaintiffs in the above-captioned stockholder derivative action (the “Action”): Ontario Provincial Council of Carpenters’ Pension Trust Fund, Police & Fire Retirement System of the City of Detroit, and Norfolk County Retirement System (collectively, “Plaintiffs”); (ii) defendants in the Action: S. Robson Walton, Gregory B. Penner, Steuart Walton, Timothy P. Flynn, Thomas W. Horton, Marissa A. Mayer, C. Doug McMillon, Steven S. Reinemund, Phyllis Harris, and Jay Jorgensen (collectively, “Defendants”); (iii) Randall Stephenson, in his capacity as a member of the Special Litigation Committee of the Board of Directors of Walmart; and (iv) nominal defendant Walmart Inc. (“Walmart” or the “Company,” and together with Plaintiffs, Defendants, and the Special Litigation Committee, the “Parties” and each a “Party”). This Stipulation sets forth the terms and conditions of the settlement and resolution of the Action (the “Settlement”) and is intended by the Parties to fully, finally, and forever resolve, discharge, and settle all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons, subject to the approval of the Court of Chancery of the State of Delaware (the “Court”).
WHEREAS:
A.On May 4, 2020, Plaintiff Police & Fire Retirement System of the City of Detroit (“Detroit P&F”), a putative Walmart stockholder, sent a books and records demand pursuant to 8 Del. C. § 220 (“Section 220”) to Walmart to investigate, among other things, potential breaches of fiduciary duty relating to Walmart’s compliance with the Controlled Substances Act (“CSA”) in connection with the Company’s distribution and dispensing of opioid medications.
B.On May 5, 2020, Plaintiff Norfolk County Retirement System (“Norfolk”), a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, similar to Detroit P&F’s demand, seeking inspection of books and records concerning opioids and CSA-related issues.
C.On April 9, 2020, Manuel Abt, a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, seeking inspection of books and records concerning opioids and CSA-related issues.
D.On June 1, 2020, Walmart responded to Detroit P&F’s and Norfolk’s Section 220 demands and offered to meet and confer about the scope of the demands and the materials sought.
E.On June 17, 2020, Detroit P&F and Norfolk filed complaints against Walmart to compel inspection of books and records pursuant to Section 220.
F.On June 25, 2020, Rhode Island Laborers’ Pension Fund, a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.

G.On July 2, 2020, Plaintiff Ontario Provincial Council of Carpenters’ Pension Trust Fund (“Ontario”), a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, similar to Detroit P&F’s and Norfolk’s demands, seeking inspection of books and records concerning opioids and CSA-related issues. On August 10, 2020, Ontario sent a supplemental demand under Section 220 for inspection of books and records. In correspondence in July and August 2020, Walmart offered to meet and confer about the scope of Ontario’s demands and the materials sought.
H.On August 21, 2020, Ontario filed a complaint against Walmart to compel inspection of books and records pursuant to Section 220. The Ontario Section 220 action was coordinated with Section 220 actions commenced by Detroit P&F and Norfolk (together, the “Section 220 Actions”).
I.On October 5, 2020, trial was held in the Section 220 Actions.
J.On October 29, 2020, the Court entered a Final Order and Judgment in the Section 220 Actions ordering Walmart to produce certain categories of documents in response to Plaintiffs’ Section 220 demands.
K.On December 28, 2020 and April 9, 2021, respectively, Walmart completed its production of documents in response to Plaintiffs’ Section 220 demands and served a revised privilege log. In all, Walmart produced over 1,000 documents totaling more than 12,000 pages in response to the demands from Mr. Abt, Detroit P&F, Norfolk, and Ontario.
L.On February 3, 2021, Erste Asset Management GmbH, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
M.On February 9, 2021, Mr. Abt filed a Verified Stockholder Derivative Complaint (the “Abt Complaint”), styled Manuel Abt v. Aida M. Alvarez, et al., C.A. No. 21-cv-00172-CFC (D. Del.) (the “Abt Action”).
N.On April 16, 2021, Thuy Nguyen filed a Verified Stockholder Derivative Complaint (the “Nguyen Complaint”), styled Thuy Nguyen v. C. Douglas McMillon, et al., C.A. No. 21-cv-00551-CFC (D. Del.) (the “Nguyen Action,” and with the Abt Action, the “Federal Derivative Actions”).
O.On June 17, 2021, the parties in the Nguyen Action stipulated to a stay of the Nguyen Action pending resolution of the motion to dismiss in the consolidated securities class action captioned In re Walmart Inc. Securities Litigation, No. 1:21-cv-00055-CFC (D. Del.), which the court entered on June 28, 2021.
P.On August 2, 2021, Debbie Spellman, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.

Q.On September 27, 2021, Plaintiffs commenced this Action by filing a 132-page, 316-paragraph Verified Stockholder Derivative Complaint (the “Original Complaint”) against Defendants, and on behalf of nominal defendant Walmart, alleging that certain Walmart officers and directors breached their fiduciary duties of oversight in connection with Walmart’s distribution and dispensation of opioid medications and alleged violations of the CSA.
R.On October 18, 2021, Defendants filed a motion to dismiss the Original Complaint.
S.On December 1, 2021, the parties in the Abt Action stipulated to a stay of the Abt Action pending resolution of this Action, which the court entered on that same day.
T.On December 21, 2021, Defendants filed their Opening Brief in Support of Their Motion to Dismiss or, in the Alternative, to Stay the Action.
U.On February 22, 2022, Plaintiffs filed a Verified Amended Stockholder Derivative Complaint (the “Amended Complaint”) totaling 153 pages and 379 paragraphs. The Amended Complaint asserted claims for breach of fiduciary duty pertaining to Walmart’s distribution and dispensation of opioid medications and alleged violations of the CSA against Defendants Flynn, Harris, Horton, Jorgensen, Mayer, McMillon, Penner, Reinemund, R. Walton, and S. Walton in their capacities as current or former Walmart directors or officers.

V.On March 8, 2022, Defendants filed a motion to dismiss the Amended Complaint, and on April 20, 2022, Defendants filed their Opening Brief in Support of Their Motion to Dismiss or, in the Alternative, to Stay the Action (the “Motion to Dismiss or Stay”).
W.On April 29, 2022, James Hays and Laborers’ Local 1298 Pension and Annuity Funds, putative Walmart stockholders, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues. Those demands followed books-and-records inspections by both stockholders pursuant to Section 220.
X.On June 1, 2022, Plaintiffs filed their Answering Brief in Opposition to Defendants’ Motion to Dismiss or Stay.
Y.On June 24, 2022, Defendants filed their Reply Brief in Further Support of Their Motion to Dismiss or Stay.
Z.On September 26, 2022, the Court heard oral argument on Defendants’ Motion to Dismiss or Stay.
AA.On November 15, 2022, Walmart announced that it had agreed to “a $3.1 billion nationwide opioid settlement framework designed to resolve substantially all opioid lawsuits and potential lawsuits by state, local, and tribal governments” (the “National Settlement”).2
BB.On November 21, 2022, the Court issued a letter to counsel ordering supplemental briefing regarding the impact of the National Settlement on the Action.
CC.On December 1, 2022, Joseph Crognale, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
DD.On January 13, 2023, Defendants filed their Supplemental Brief in Support of Their Motion to Dismiss or Stay, and Plaintiffs filed their Supplemental Brief in Opposition to the Motion to Dismiss or Stay.
EE. On April 12, 2023, the Court issued a Memorandum Opinion Addressing Defendants’ Motion to Dismiss on the Basis of Laches (the “Laches Opinion”). The Laches Opinion held that Plaintiffs’ claims were timely and denied Defendants’ motion to dismiss on that basis.
FF. On April 26, 2023, the Court issued a Memorandum Opinion Addressing Defendants’ Motions to Dismiss on Grounds Other Than Laches (the “Rule 23.1 Opinion”). The Rule 23.1 Opinion granted Defendants’ motion to dismiss claims pertaining to Walmart’s distribution of opioids, denied Defendants’ motion to
2 Press Release, Walmart Inc., Walmart Announces Nationwide Opioid Settlement Framework (November 15, 2022).

dismiss claims relating to Walmart pharmacies’ dispensing of opioids, and denied Defendants’ motion to stay the Action.
GG. On May 5, 2023, Walmart’s Board of Directors adopted resolutions creating a special litigation committee comprised of director Randall Stephenson to investigate, review, and analyze the facts and circumstances surrounding the claims and allegations in the Amended Complaint and the Federal Derivative Actions and determine whether the prosecution of such claims is in Walmart’s best interest (the “Special Litigation Committee”). Mr. Stephenson is not a named defendant in this Action or the Federal Derivative Actions, and joined Walmart’s Board of Directors nearly a year after Plaintiffs sent their Section 220 demands. He previously served as Executive Chairman of the Board of Directors of AT&T Inc., and before that was Chairman of the Board and Chief Executive Officer of AT&T from 2007 until July 2020. The Special Litigation Committee retained Wachtell, Lipton, Rosen & Katz and Heyman Enerio Gattuso & Hirzel LLP as its legal advisors.
HH. On May 16, 2023, Plaintiffs served their First Set of Requests for Production of Discovery Materials to Walmart, comprised of 68 requests.
II. On May 19, 2023, Plaintiffs served their First Set of Requests for Production of Discovery Materials to the Individual Defendants, comprised of 60 requests.

JJ. On May 23, 2023, Plaintiffs served their First Set of Interrogatories Directed to Walmart and their First Set of Interrogatories Directed to the Individual Defendants, comprised of 96 and 10 requests, respectively.
KK. In early June 2023, Plaintiffs’ Counsel learned that Walmart’s Board of Directors had formed the Special Litigation Committee.
LL. On June 7, 2023, Margaret McLaughlin, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
MM. On June 9, 2023, the Special Litigation Committee filed a Motion to Stay, seeking a six-month stay of the Action pending the Special Litigation Committee’s investigation.
NN. On June 9, 2023, Defendants filed Answers to the Amended Complaint.
OO. On June 23, 2023, Plaintiffs filed their Opposition to the Special Litigation Committee’s Motion to Stay.
PP. On June 30, 2023, the Special Litigation Committee filed its Reply Brief in Further Support of its Motion to Stay.
QQ. On June 30, 2023, the Court granted the Special Litigation Committee’s Motion to Stay conditioned upon Walmart’s production to Plaintiffs of documents produced by Walmart in In re National Prescription Opiate Litigation, No. 1:17-

MD-2804-DAP (N.D. Ohio) (the “Opioid MDL”), and ordered the Special Litigation Committee to file periodic status reports.
RR. On August 15, 2023, the Court entered the parties’ Stipulation and Proposed Order for the Production and Exchange of Confidential and Highly Confidential Material.
SS. On August 16, 2023 and September 26, 2023, Walmart produced the Opioid MDL production documents to Plaintiffs, totaling over 700,000 documents and 2.4 million pages. The documents produced to Plaintiffs included 52 deposition transcripts from 40 witnesses (7 of which involved testimony by a corporate representative of the Company).
TT. On October 30, 2023, the Special Litigation Committee filed an Unopposed Motion to Extend Stay, which the Court granted on October 31, 2023.
UU. On November 20, 2023, counsel for the Special Litigation Committee met with Plaintiffs’ Counsel in New York, New York to update them on the status of the investigation and obtain their views on the proper course for the Special Litigation Committee’s investigation.
VV. On March 28, 2024, the Special Litigation Committee filed an Unopposed Motion to Extend Stay, which the Court granted that same day.
WW. Given the factual complexity of the events underlying the claims, which span a period of more than ten years, the Special Litigation Committee’s investigation lasted many months. During the course of its investigation, the Special Litigation Committee met regularly with its counsel. The Special Litigation Committee and its counsel reviewed and analyzed over 400,000 documents from the Company’s files and the custodial files of more than 50 document custodians—including from all Defendants. The Special Litigation Committee also conducted interviews of 40 witnesses, including of all Defendants, and the Special Litigation Committee’s member participated in the interviews of all Defendants.
XX. On or about May 14, 2024, Plaintiffs, Defendants, and the Special Litigation Committee agreed to engage in mediation before The Honorable Layn R. Phillips of Phillips ADR (the “Mediator”).
YY. On May 21, 2024, the Court granted the parties’ Stipulation and Proposed Order Under Delaware Rule of Evidence 510(f), which the parties agreed to in order to facilitate transparency and information-sharing in connection with the mediation.
ZZ. On June 3 and 4, 2024, in connection with the mediation, counsel for the Special Litigation Committee met with counsel for Walmart and Defendants.
AAA. On June 5 and 6, 2024, in connection with the mediation, Plaintiffs’ Counsel met with counsel for the Special Litigation Committee in New York, New York.

BBB. On June 6, 2024, in connection with the mediation, counsel for the Special Litigation Committee met with the Insurers.
CCC. On June 17, 2024, the Court granted the parties’ Stipulation and Proposed Order Extending Stay.
DDD. On July 1, 2024, following the exchange of lengthy opening and reply mediation statements, counsel for Plaintiffs, Defendants, the Insurers, the Special Litigation Committee, and Walmart participated in a full-day, in-person mediation session before the Mediator in New York, New York. A settlement was not reached at that time.
EEE. Following the in-person mediation session, counsel for Plaintiffs, Defendants, the Insurers, the Special Litigation Committee, and Walmart continued settlement discussions over the course of several months with the assistance of the Mediator.
FFF. On September 11, 2024, the Mediator made a settlement recommendation, which all Parties have accepted.
GGG. This Stipulation (together with the exhibits hereto) reflects the final and binding agreement between the Parties.
HHH. In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in this Stipulation, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses.
III. Plaintiffs brought their claims in good faith and continue to believe that their claims have merit but, based upon Plaintiffs’ and Plaintiffs’ Counsel’s investigation, including a review of the voluminous documents and deposition testimony produced in this Action subject to a Confidentiality Agreement, and taking into consideration the risks of continued litigation and the relative costs and benefits to Walmart of continuing this Action, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is fair, reasonable, adequate, and in the best interests of Walmart and its stockholders. Based on Plaintiffs’ direct oversight of the prosecution of this Action, and with the advice of their counsel, Plaintiffs have agreed to settle, compromise, and release the claims asserted in the Action pursuant to the Settlement, after considering (i) the substantial financial benefit provided under the proposed Settlement; (ii) the uncertain outcome and significant risks of continued litigation; and (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.
JJJ. Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Plaintiffs, including any and all allegations of fault, wrongdoing, liability, and the existence of any damages asserted in any complaint filed in this Action, the Federal Derivative Actions, or the Section 220/Litigation

Demands, or arising from this Action, the Federal Derivative Actions, or the Section 220/Litigation Demands. Without limiting the generality of the foregoing, Defendants have denied, and continue to deny, that they have committed any breach of fiduciary duty or wrongdoing, have aided or abetted any such breach or wrongdoing, or have violated any law or statutory duty whatsoever, and each Defendant expressly maintains that he or she has acted properly and in good faith and has diligently and scrupulously complied with his or her statutory, fiduciary, and other legal duties. Defendants are entering into this Stipulation and the Settlement solely to eliminate the burden, expense, disruption, and distraction inherent in further litigation, and without admitting the validity of any allegations made by Plaintiffs, or any liability with respect thereto, and thus have concluded that it is desirable that the claims against them be settled on the terms reflected in this Stipulation.
KKK. Each of the Parties recognizes and acknowledges, however, that the Action has been brought by Plaintiffs in good faith and defended by Defendants in good faith, that the terms of the Settlement were negotiated at arm’s length and in good faith, with the assistance of an experienced mediator, and that the Action is being voluntarily settled by the Parties, each of whom is represented by and had the opportunity to consult with experienced legal counsel.
NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED,

by and among Plaintiffs, Defendants, the Special Litigation Committee, and Walmart, by and through their respective undersigned attorneys and subject to the approval of the Court pursuant to Court of Chancery Rule 23.1, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons shall be settled and released, and the Action shall be dismissed with prejudice, upon and subject to the terms and conditions set forth below.
DEFINITIONS
1.In addition to the terms defined above, as used in this Stipulation, the following additional terms have the meanings specified below:
(a)“Abt Action Defendants” means the following individuals, each of which are named defendants in the Abt Action: Aida M. Alvarez, James Breyer, M. Michele Burns, James I. Cash, Jr., Cesar Conde, Roger C. Corbett, Pamela J. Craig, Douglas N. Daft, Michael T. Duke, Stephen J. Easterbrook, Timothy P. Flynn, Sarah J. Friar, Carla A. Harris, Thomas W. Horton, Marissa A. Mayer, C. Douglas McMillon, Gregory B. Penner, Steven S. Reinemund, H. Lee Scott, Arne M. Sorenson, Kevin Y. Systrom, Jim C. Walton, S. Robson Walton, Steuart L. Walton, Christopher J. Williams, and Linda Wolf.

(b)“Escrow Account” means an account maintained at Citibank, N.A. wherein the Settlement Amount shall be deposited and held in escrow under the control of Plaintiffs’ Counsel.
(c)“Escrow Agent” means Citibank, N.A.
(d)“Defendants’ Counsel” means the law firms of Latham & Watkins LLP, Richards Layton & Finger, P.A., Hogan Lovells, Sidley Austin LLP, and Abrams & Bayliss LLP.
(e)“Effective Date” means the first date by which all of the events and conditions specified in paragraph 21 of this Stipulation have been met and have occurred or have been waived.
(f)“Fee and Expense Award” means any attorneys’ fees or expenses awarded by the Court in response to the Fee and Expense Application (as defined herein).
(g)“Fee and Expense Application” means the application by Plaintiffs’ Counsel to be filed with the Court for an award of attorneys’ fees and payment of litigation expenses.
(h)“Final” with respect to the Judgment or any other court order means: (i) entry of the Judgment or other court order and the expiration of any time for appeal, reconsideration, reargument, rehearing, or other review of the Judgment or order, or (ii) if any appeal or application for reconsideration, reargument, rehearing or other review is filed and not dismissed or withdrawn, issuance of a decision upholding the Judgment or order in all material respects, which is no longer subject to appeal, reconsideration, reargument, rehearing or other review, by certiorari or otherwise, and the expiration of all times for the filing of any petition for reconsideration, reargument, rehearing, appeal, or review of the Judgment or other order. Notwithstanding the foregoing, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way prevent, hinder, delay, or preclude entry of the Judgment or the Judgment from becoming Final.
(i)“Insurers” means Defendants’ directors-and-officers liability insurance carriers.
(j)“Judgment” means the Final Order and Judgment Approving Derivative Action Settlement, substantially in the form attached hereto as Exhibit D, to be entered by the Court approving the Settlement.
(k)“Notice” means the Notice of Pendency and Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit B.
(l)“Notice Costs” means all costs, fees, and expenses related to providing notice of the Settlement pursuant to paragraph 14 of this Stipulation.

(m)“Nguyen Action Defendants” means the following individuals, each of which are named defendants in the Nguyen Action: C. Douglas McMillon, M. Brett Biggs, Jr., Cesar Conde, Timothy P. Flynn, Sarah J. Friar, Carla A. Harris, Thomas W. Horton, Marissa A. Mayer, Gregory B. Penner, Steven S. Reinemund, S. Robson Walton, and Steuart L. Walton (and with the Abt Action Defendants, the “Federal Derivative Defendants”).
(n)“Person” means any individual, corporation, professional corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, or any other business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
(o)“Plaintiffs’ Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP, Labaton Keller Sucharow LLP, and Berman Tabacco.
(p)“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, held by Defendants, Federal Derivative Defendants, Walmart, or the Special Litigation Committee that arise out of or relate to in any way to the institution, prosecution, or settlement of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands; provided, however, that the Released Defendants’ Claims shall not include: (i) any claims to enforce this Stipulation or the Settlement; or (ii) any claim that any Party may have against any Insurer that concerns, involves, arises out of, or relates to the subject matter of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including with respect to obligations to fund the Settlement Amount or any portion thereof.
(q)“Released Defendants’ Persons” means Defendants, Federal Derivative Defendants, Walmart, the Special Litigation Committee, any of the foregoing’s respective counsel, and any and all of their past or present families, parents, subsidiaries, affiliates, predecessors, or successors, as well as any and all of their current or former officers, directors, executives, employees, associates, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, members of their immediate families, agents or other persons acting on their behalf, underwriters, insurers, reinsurers, attorneys, advisors, consultants, bankers, financial advisors, publicists, independent certified public accountants, auditors, accountants, successors, assigns, creditors, administrators, heirs, estates, or personal or legal representatives.
(r)“Released Persons” means each and any of the Released Defendants’ Persons and each and any of the Released Plaintiffs’ Persons.
(s)“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, that (i) were asserted in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including but not limited to those asserted in the Amended Complaint; (ii) could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted by Plaintiffs, Abt, Nguyen, or the Section

220/Litigation Demand Stockholders directly on their own behalf in any other court, tribunal, proceeding, or forum, that concern, involve, arise out of, or relate to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances as those set forth in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including the Amended Complaint; (iii) could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted by Plaintiffs, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, or any other Company stockholder derivatively on behalf of the Company in any other court, tribunal, proceeding, or forum, that concern, involve, arise out of or relate to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances as those set forth in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including the Amended Complaint; provided, however, that the Released Plaintiffs’ Claims shall not include (i) any claims to enforce this Stipulation or the Settlement, (ii) any direct claims of any stockholder of Walmart (other than the direct claims of Plaintiffs, Abt, Nguyen, or the Section 220/Litigation Demand Stockholders on their own behalf), including, without limitation, the claims asserted in In re Walmart Inc. Securities Litigation, Case No. 1:21-cv-0055-CFC (D. Del.); United States of America v. Walmart, et al., Case No. 1:20-cv-01744 (D. Del.); and In re: National Prescription Opiate Litigation, Case No. 1:17-md-02804 (N.D. Ohio); or (iii) any claim that any Party may have against any Insurer that concerns, involves, arises out of, or relates to the subject matter of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including with respect to obligations to fund the Settlement Amount or any portion thereof.
(t)“Released Plaintiffs’ Persons” means Plaintiffs, Plaintiffs’ Counsel, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, any of the foregoing’s respective counsel, and any and all of their past or present families, parents, subsidiaries, affiliates, predecessors, or successors, as well as any and all of their current or former officers, directors, executives, employees, associates, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, members of their immediate families, agents or other persons acting on their behalf, underwriters, insurers, reinsurers, attorneys, advisors, consultants, bankers, financial advisors, publicists, independent certified public accountants, auditors, accountants, successors, assigns, creditors, administrators, heirs, estates, or personal or legal representatives of any of the foregoing, as well as Walmart as nominal defendant.

(u)“Releases” means the releases set forth in paragraphs 10-11 of this Stipulation.
(v)“Scheduling Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court scheduling the Settlement Fairness Hearing (as defined herein) and directing that Notice of the Settlement be provided to Company stockholders.
(w)“Section 220/Litigation Demands” means the Section 220 or litigation demands sent on behalf of Walmart stockholders Rhode Island Laborers’ Pension Fund, Erste Asset Management GmbH, Debbie Spellman, James Hays, Laborers’ Local 1298 Pension and Annuity Funds, Joseph Crognale, and Margaret McLaughlin as described in paragraphs F, L, P, W, CC, LL.
(x)“Section 220/Litigation Demand Stockholders” means putative Walmart stockholders Rhode Island Laborers’ Pension Fund, Erste Asset Management GmbH, Debbie Spellman, James Hays, Laborers’ Local 1298 Pension and Annuity Funds, Joseph Crognale, and Margaret McLaughlin.
(y)“Settlement Amount” means one-hundred and twenty-three million U.S. dollars ($123,000,000) in cash to be paid by the Insurers to Walmart as part of the consideration for the Settlement contemplated by this Stipulation.
(z)“Settlement Fairness Hearing” means the hearing set by the Court to, among other things, consider final approval of the Settlement.

(aa)“Settlement Fund” means the Settlement Amount plus any interest earned thereon.
(bb) “Special Litigation Committee’s Counsel” means the law firms of Wachtell, Lipton, Rosen & Katz and Heyman Enerio Gattuso & Hirzel LLP.
(cc) “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit C.
(dd) “Taxes” means: (i) all federal, state and/or local taxes of any kind (including any interest or penalties thereon) on any income earned by the Settlement Fund; and (ii) the expenses and costs incurred by Plaintiffs’ Counsel in connection with determining the amount of, and paying, any taxes owed by the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).
(ee) “Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff, Abt, Nguyen, Section 220/Litigation Demand Stockholder, or Company stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of such claims and any Released Defendants’ Claims which any Defendant or Walmart does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims,

the Parties stipulate and agree that, upon the Effective Date of the Settlement, they shall expressly waive, and by operation of the Judgment, they and each Company stockholder shall be deemed to have waived, any and all provisions, rights, and benefits conferred by California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY,
and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542. The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants to completely, fully, finally, and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge, and each Company stockholder, by operation of the Judgment, shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

(ff) “Walmart’s Counsel” means Jones Day and Wilson Sonsini Goodrich & Rosati, P.C.
MONETARY SETTLEMENT CONSIDERATION
2.No later than (i) forty calendar days after the Parties file this Stipulation with the Court; and (ii) the Insurers receive all information reasonably required to process payment of the Settlement Amount into the Escrow Account, whichever is later, Defendants shall cause the Insurers to pay the Settlement Amount into the Escrow Account, subject to refund with any interest earned thereon while on deposit in the Escrow Account, if the Settlement is terminated or cancelled pursuant to this Stipulation. No later than two business days after the Court enters an order approving the Settlement and any Fee and Expense Award, Plaintiffs’ Counsel shall transfer (i) the Settlement Amount, plus any interest earned thereon while on deposit in the Escrow Account, less any Fee and Expense Award, to Walmart; and (ii) any Fee and Expense Award to Plaintiffs’ Counsel, subject to deductions for required Taxes incurred by the Escrow Account and subject to refund if the Settlement is terminated or cancelled pursuant to this Stipulation. Payment of the Settlement Amount shall be made by wire transfer into the Escrow Account; payment shall not be made by check. Plaintiffs’ Counsel shall provide wiring instructions (and all other information reasonably required by the Insurers to process payment) for the Escrow Account to Defendants’ Counsel (for forwarding to the

Insurers) upon execution of this Stipulation. Neither Defendants nor Walmart shall have any obligation to pay the Settlement Amount, in whole or in part.
3.All funds held by the Escrow Agent shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in the Escrow Account exclusively in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances up to the amount that is insured by the FDIC may be deposited in any account that is fully insured by the FDIC. In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States.  The Released Defendants’ Persons shall have no responsibility for, interest in, or liability whatsoever with respect to investment decisions or actions of the Escrow Agent.

4.The Parties agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and that Plaintiffs’ Counsel, as administrators of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Plaintiffs’ Counsel shall also be responsible for causing payment to be made from the Settlement Fund of any Taxes owed with respect to the Settlement Fund. The Released Defendants’ Persons shall not have any liability or responsibility for any such Taxes. Upon written request, Defendants will provide to Plaintiffs’ Counsel the statement described in Treasury Regulation § 1.468B-3(e). Plaintiffs’ Counsel, as administrators of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.
5.All Taxes shall be paid out of the Settlement Fund, and shall be timely paid, or caused to be paid, by Plaintiffs’ Counsel and without further order of the

Court. Any tax returns prepared for the Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided herein. Released Defendants’ Persons shall have no responsibility or liability for the acts or omissions of Plaintiffs’ Counsel or its agents with respect to the payment of Taxes, as described herein.
6.Defendants’ sole monetary obligation under the Settlement shall be to cause the Insurers to make payment toward satisfaction of the Settlement Amount. Defendants shall in no circumstances be personally liable for the payment of any portion of the Settlement Amount.
GOVERNANCE
7.No later than thirty days after the Effective Date, the Company shall implement the corporate governance practices set forth in Exhibit E hereto.
RELEASE OF CLAIMS
8.The obligations incurred pursuant to this Stipulation are in consideration of the full and final disposition of the Action as against Defendants and the Releases provided for herein.
9.Upon entry of the Judgment approving the Settlement as between all Parties, the Action shall be dismissed with prejudice, on the merits, and without costs. The Parties shall bear their own fees, costs, and expenses except as expressly provided in this Stipulation, provided that nothing herein shall affect or waive Defendants’ claims for advancement or indemnity of their legal fees, costs, and expenses incurred in connection with the Action and this Settlement, or any claims or rights that any Defendant may have against any of their respective insurers, co-insurers, or reinsurers. For the avoidance of doubt, nothing herein shall prevent or otherwise limit Plaintiffs and their counsel from seeking a Fee and Expense Award, to be paid from the Settlement Fund.
10.Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Plaintiffs, Abt, Nguyen, and the Section 220/Litigation Demand Stockholders, on their own behalf and derivatively on behalf of Walmart, and all other Company stockholders derivatively on behalf of Walmart, shall be deemed to have, and by operation of the Judgment approving this Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting any and all Released Plaintiffs’ Claims against the Released Defendants’ Persons.
11.Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Defendants, the Special Litigation Committee, and Walmart shall be deemed to have, and by operation of the Judgment approving this

Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting any and all Released Defendants’ Claims against the Released Plaintiffs’ Persons.
12.Notwithstanding paragraphs 9-11 above, nothing in the Judgment shall bar any action by any of the Parties to enforce the terms of this Stipulation or the Judgment. Nothing in the Judgment or this Stipulation, including paragraphs 9-11 above, constitutes or reflects a waiver or release of any rights or claims that Walmart and/or Defendants may have regarding the confidentiality of materials provided to Plaintiffs and/or Plaintiffs’ Counsel, including the right for the Company and/or Defendants to seek to enforce the terms of any Confidentiality Agreements or Protective Orders that Plaintiffs and/or Plaintiffs’ Counsel entered into in connection with their receipt of Confidential Materials from the Company and/or Defendants, or any other confidentiality agreements entered into in connection with the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands.
SCHEDULING ORDER AND NOTICE
13.Promptly upon execution of this Stipulation, Plaintiffs and Defendants shall submit this Stipulation to the Court and shall jointly apply for entry of the Scheduling Order. The Parties agree jointly to seek the scheduling of the Settlement

Fairness Hearing to take place no earlier than sixty calendar days from Walmart’s filing of a copy of the Notice pursuant to subpart (a) of paragraph 14 below.
14.In accordance with the terms of the Scheduling Order to be entered by the Court, (a) no later than three business days following the date of entry of the Scheduling Order (the “Notice Date”), Walmart shall attach a copy of the Notice and this Stipulation as an exhibit to a Form 8-K filed with the United States Securities and Exchange Commission; (b) no later than the Notice Date, Walmart shall cause the Form 8-K (which attaches this Stipulation and the Notice as an exhibit) to be posted on the investor relations section of Walmart’s website, which documents shall remain posted on Walmart’s website through the Effective Date of the Settlement; (c) no later than the Notice Date, Plaintiffs’ Counsel shall cause this Stipulation and the Notice to be posted on their respective websites, which documents shall remain posted on those websites through the Effective Date of the Settlement; and (d) no later than two business days after the Notice Date, Walmart shall cause the Summary Notice to be published once over the Business Wire.
15.Walmart shall assume all administrative responsibility for and will pay any and all Notice Costs other than with respect to any cost associated with posting the Stipulation and Notice on Plaintiffs’ Counsel’s respective websites, regardless of whether the Court approves the Settlement or the Effective Date fails to occur. Plaintiffs and Plaintiffs’ Counsel shall not be responsible for any Notice Costs, other than with respect to any cost associated with posting the Stipulation and Notice on Plaintiffs’ Counsel’s respective websites, nor shall any Notice Costs be paid from the Settlement Fund.
TERMS OF THE JUDGMENT
16.If the Settlement contemplated by this Stipulation is approved by the Court, Plaintiffs and Defendants shall jointly request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit D.
ATTORNEYS’ FEES AND LITIGATION EXPENSES
17.Plaintiffs’ Counsel intends to submit to the Court the Fee and Expense Application, based upon the benefits provided to Walmart and its stockholders from the Settlement. The Fee and Expense Application shall be the only petition for attorneys’ fees and expenses to Plaintiffs’ Counsel, or counsel purporting to represent any other stockholder of Walmart in connection with the Action, the Federal Derivative Actions, the Section 220/Litigation Demands, or the Settlement.
18.It is not a condition of this Stipulation, the Settlement, or the Judgment that the Court award any attorneys’ fees or expenses. The Special Litigation Committee, Walmart, and Defendants reserve the right to oppose any part or all of the Fee and Expense Application. In the event that the Court does not award attorneys’ fees or expenses, or in the event that the Court makes an award in an amount that is less than the amount requested or is otherwise unsatisfactory to

Plaintiffs’ Counsel, or in the event that any such award is vacated or reduced on appeal, this Stipulation and the Settlement, including the effectiveness of the Releases and other obligations of the Parties under the Settlement, nevertheless shall remain in full force and effect.
19.The full amount of any Fee and Expense Award to be paid to Plaintiffs’ Counsel from the Settlement Fund held in the Escrow Account shall be paid to Plaintiffs’ Counsel no later than two business days after the date of entry by the Court of an order granting the Fees and Expense Award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. The payment of any Fee and Expense Award shall be subject to the obligation of Plaintiffs’ Counsel to make appropriate refunds or repayments to the Settlement Fund, if the Settlement is terminated or if, as a result of any appeal or further proceedings on remand or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the Fee and Expense Award has become Final. Plaintiffs’ Counsel shall make the appropriate refunds or repayments in full no later than five business days after (i) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (ii) any Court order reducing, reversing, or modifying the Fee and Expense Award has become Final.

20.Plaintiffs’ Counsel shall allocate the attorneys’ fees awarded amongst all counsel in a manner which they, in good faith, have agreed reflects the contributions of such counsel to the institution, prosecution, and settlement of the Action. The Released Defendants’ Persons shall have no responsibility for, or liability whatsoever with respect to, the allocation of the Fee and Expense Award amongst counsel. The Fee and Expense Award shall be payable solely from the Settlement Fund.
CONDITIONS OF SETTLEMENT AND EFFECT OF TERMINATION
21.The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:
(a)The Court has entered the Scheduling Order, substantially in the form set forth in Exhibit A attached hereto;
(b)The Insurers have caused to be paid the Settlement Amount into the Escrow Account;
(c)Plaintiffs have not exercised any right to terminate the Settlement pursuant to paragraph 23 below;
(d)Defendants have not exercised any right to terminate the Settlement pursuant to paragraph 23 below;
(e)The Federal Derivative Actions have been dismissed with prejudice;

(f)The Litigation Demands have been withdrawn; and
(g)The Court has approved the Settlement as described herein, following notice to Company stockholders pursuant to paragraph 14 of this Stipulation and a hearing, and entered the Judgment, substantially in the form set forth in Exhibit D attached hereto, and the Judgment has become Final.
22.Pending approval of the Settlement, the Parties agree to stay this Action and not to initiate any other proceeding other than those incident to the Settlement itself. The Parties will request the Court to order in the Scheduling Order that, pending approval of the Settlement, (i) Plaintiffs, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, and all other Walmart stockholders are barred and enjoined from commencing, prosecuting, instituting, or in any way participating in the commencement or prosecution of any action asserting any Released Plaintiffs’ Claims against any Released Defendants’ Persons; and (ii) Walmart and Defendants are barred and enjoined from commencing, prosecuting, instituting, or in any way participating in the commencement or prosecution of any action asserting any Released Defendants’ Claims against any Released Plaintiffs’ Persons. In the event that any of the Released Plaintiffs’ Claims are commenced against any of the Released Defendants’ Persons prior to the Effective Date of the Settlement, Plaintiffs agree to cooperate and use reasonable best efforts to assist Defendants and Walmart in securing the dismissal (or a stay in contemplation of dismissal following approval of the Settlement) of such claims.
23.Plaintiffs (provided they unanimously agree amongst themselves) and Defendants (provided they unanimously agree amongst themselves, or if only certain Defendants are affected by the occurrence of an event set forth in clauses (i) through (iii) below, provided that such affected Defendants agree) shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within thirty calendar days of (i) the Court’s refusal to enter the Scheduling Order in any material respect; (ii) the Court’s refusal to approve the Settlement or any material part thereof; (iii) the Court’s refusal to enter the Judgment in any material respect as to the Settlement; or (iv) the date upon which an order vacating, modifying, revising, or reversing the Judgment becomes Final. In addition to the grounds set forth above, in the event that Defendants fail to provide satisfactory evidence that the Settlement Amount has been paid into the Escrow Account as set forth in paragraph 2 above, Plaintiffs shall have the right to terminate the Settlement by providing written notice of their election to terminate to Defendants and Walmart within five business days; provided, however, that Defendants shall be entitled to cure any alleged violation of paragraph 2 by providing satisfactory evidence of payment of the Settlement Amount into the Escrow Account within five business days, and such evidence shall be deemed to satisfy the requirement set forth in paragraph 21(b).

However, any decision or proceeding, whether in this Court or any appellate court, solely with respect to a Fee and Expense Application shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.
24.If Plaintiffs or Defendants exercise their right to terminate the Settlement pursuant to paragraph 23 above, then (i) the Settlement and the relevant portions of this Stipulation shall be canceled; (ii) the Parties shall each revert to their respective litigation positions in the Action as of immediately prior to the date of execution of this Stipulation and all of Defendants’ defenses as to any issue in the Action shall be preserved without prejudice in any way; (iii) the terms and provisions of this Stipulation, with the exception of this paragraph 24 and paragraphs 15, 19, 25, 49, and 50 hereof, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if this Stipulation had not been entered; and (iv) the Judgment and any other order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.
NO ADMISSION OF WRONGDOING
25.Defendants deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever in the Action, the Federal Derivative Actions, and the

Section 220/Litigation Demands. Neither the Settlement or this Stipulation, nor the negotiations leading to the execution of this Stipulation, nor any proceedings taken pursuant to or in connection with this Stipulation and/or approval of the Settlement, nor any acts, omissions, or arguments proffered in connection therewith:
(a)shall be offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to any fact alleged by Plaintiffs in any complaint filed in the Action, including the Amended Complaint, or during the Action or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the Settlement; or
(b)shall be offered against any of the Released Plaintiffs’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’

Persons had meritorious defenses, or that damages recoverable under the Amended Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault, or other wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs’ Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement.
26.Notwithstanding the foregoing, the Released Defendants’ Persons may file this Stipulation and/or the Judgment in any action that has been or may be brought against them to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, or in connection with any insurance litigation.
MISCELLANEOUS PROVISIONS
27.All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.
28.Defendants warrant that, as to the payments made or to be made on behalf of them, at the time of entering into this Stipulation and at the time of such payment they, or to the best of their knowledge any persons or entities contributing to the payment of the Settlement Amount, were not insolvent, nor will the payment required to be made by or on behalf of them render them insolvent, within the meaning of and/or for the purposes of the United States Bankruptcy Code, including §§ 101 and 547 thereof.
29.In the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Escrow Account or any portion thereof on behalf of Defendants to be a preference, voidable transfer, fraudulent transfer, or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited into the Escrow Account, then, at the election of the Parties, the Parties shall jointly move the Court to vacate and set aside the Releases given and the Judgment entered in favor of Defendants, Walmart, and the other Released Persons pursuant to this Stipulation, in which event the Releases and Judgment shall be null and void, and the Parties shall be restored to their respective positions in the Action as provided in paragraph 24 above.
30.The Parties intend this Stipulation and the Settlement to be a full, final, and complete resolution of the Released Plaintiffs’ Claims. Accordingly, the Parties and their counsel agree not to assert in any forum that this Action was brought by Plaintiffs, defended by Defendants, or litigated by Walmart in bad faith or without a reasonable basis. The Parties agree that the Settlement consideration and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties, with the assistance of an experienced mediator, and were reached voluntarily after extensive negotiations and consultation with legal counsel who had extensive experience and expertise in stockholder litigation and were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.
31.The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of each of the Parties (or their successors-in-interest).
32.The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
33.The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and litigation expenses to Plaintiffs’ Counsel and enforcing the terms of this Stipulation.
34.The Parties agree that in the event of any breach of this Stipulation, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.
35.The waiver by one Party of any breach of this Stipulation by any other

Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation, and failure by any Party to assert any claim for breach of this Stipulation shall not be deemed to be a waiver as to that or any other breach, and will not preclude any Party from seeking to remedy a breach and enforce the terms of this Stipulation. Each of the Defendants’ respective obligations hereunder are several and not joint, and the breach or default by one Defendant shall not be imputed to, nor shall any Defendant have any liability or responsibility for, the obligations of any other Defendant herein.
36.Plaintiffs and Plaintiffs’ Counsel represent and warrant that none of Released Plaintiffs’ Claims have been assigned, encumbered, or in any manner transferred in whole or in part.
37.This Stipulation constitutes the entire agreement among the Parties concerning the Settlement. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party concerning this Stipulation other than those contained and memorialized in such documents.
38.This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or electronically, including by a .pdf/.tiff image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

39.This Stipulation will be executed by counsel for each of the Parties, each of whom represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their clients hereto.
40.This Stipulation, which has been duly executed by the undersigned signatories on behalf of their respective clients, reflects the final and binding agreement between and among the Parties and supersedes all other prior agreements, whether written or oral.
41.This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Released Persons and any corporation, partnership, or other entity into or with which any Party may merge, consolidate, or reorganize.
42.The construction, interpretation, operation, effect, and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the laws of the State of Delaware without regard to the laws that might otherwise govern under applicable conflicts of laws principles.
43.The Delaware Court of Chancery, or, if that Court shall be unavailable, any other court in the State of Delaware, shall be the exclusive forum for the adjudication of any disputes arising under this Stipulation. Solely with respect to the adjudication of any disputes arising under this Stipulation, each Party accepts and consents to the jurisdiction of the identified courts, and waives any objection to venue in such courts.
44.Each person executing this Stipulation warrants and represents that he or she has the full authority to do so, and that he or she has the full authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.
45.Plaintiffs’ Counsel, Defendants’ Counsel, Walmart’s Counsel, and the Special Litigation Committee’s Counsel agree to cooperate fully with one another in seeking Court approval of the Settlement, as embodied in this Stipulation.
46.Without further order of the Court, the Parties hereto may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.
47.Any Party may give notice or service to another Party under this Stipulation. Such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery, facsimile, or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs or Plaintiffs’ Counsel:
 Bernstein Litowitz Berger & Grossmann LLP
 Attn: Edward G. Timlin, Esq.
 1251 Avenue of the Americas
 New York, NY 10020
 Telephone: (212) 554-1400
 Email: edward.timlin@blbglaw.com
 Labaton Keller Sucharow LLP
 Attn: Mark Richardson, Esq.
 222 Delaware Avenue, Suite 1510

Wilmington, DE 19801
Telephone: (302) 573-2540
Email: mrichardson@labaton.com
Berman Tabacco
Attn: Nathaniel L. Orenstein, Esq.
One Liberty Square
Boston, MA 02109
Telephone: (617) 542-8300
Email: norenstein@bermantabacco.com

If to Defendants:
Latham & Watkins LLP
Attn: Sean M. Berkowitz, Esq.
Nicholas J. Siciliano, Esq.
330 N. Wabash Ave., Suite 2800
Chicago, IL 60611
Telephone: (312) 876-7700
Fax: (312) 993-9767
Email: sean.berkowitz@lw.com
   nicholas.siciliano@lw.com
Richards Layton & Finger, P.A.
Attn: Raymond J. DiCamillo, Esq.
920 North King Street
Wilmington, DE 19801
Telephone: (302) 651-7700
Email: DiCamillo@rlf.com
Hogan Lovells
Attn: William M. Regan, Esq.
Allison M. Wuertz, Esq.
390 Madison Avenue
New York, NY 10022
Telephone: (212) 918-3000
Fax: (212) 918-3100
Email: william.regan@hoganlovells.com
            allison.wuertz@hoganlovells.com
Sidley Austin LLP
Attn: Andrew W. Stern, Esq.

If to Walmart:
787 Seventh Avenue
New York, NY 10019
Telephone: (212) 839-5300
Fax: (212) 839-5599
Email: astern@sidley.com
Abrams & Bayliss LLP
Attn: A. Thompson Bayliss, Esq.
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Telephone: (302) 778-1000
Fax: (302) 778-1001
Email: bayliss@abramsbayliss.com
Jones Day
Attn: James W. Carlson, Esq.
500 Grant Street, Suite 4500
Pittsburgh, PA 15219
Telephone: (412) 391-3939
Fax: (412) 394-7959
Email: jamescarlson@jonesday.com
Wilson Sonsini Goodrich & Rosati, P.C.
Attn: Brad D. Sorrels, Esq.
222 Delaware Avenue, Suite 800
Wilmington, DE 19801
Telephone: (302) 304-7600
Email: bsorrels@wsgr.com

If to the Special Litigation Committee:	Wachtell, Lipton, Rosen & Katz Attn: William Savitt, Esq. 51 West 52nd Street New York, NY 10019 Telephone: (212) 403-1329 Fax: (212) 403-2329 Email: wdsavitt@wlrk.com
48.Except as otherwise provided herein, each Party shall bear its own costs.

49.Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Stipulation confidential; provided, however, that the Parties may disclose such information (i) to any Person who is an officer, director, employee, attorney, or agent of a Party; (ii) to their respective accountants, auditors, lenders, underwriters, initial purchasers, financial advisors, rating agencies, and insurers, and their respective attorneys and representatives; (iii) to any Person to whom disclosure is required by operation of law or lawful subpoena or order of court; (iv) to any governmental agency, tax authority, or securities exchange in connection with any reporting, disclosure, or other regulatory requirements, including, without limitation, Form 10-K and/or Form 10-Q filings and other filings with the SEC; (v) in any proceeding to enforce the terms of the Stipulation, subject to an appropriate form of confidentiality order; or (vi) to any Person with the written consent of all other Parties.
50.The Parties agree to continue to follow the provisions of the Stipulation and Order for the Production and Exchange of Confidential and Highly Confidential entered in the Action, the Section 510(f) Order, and any applicable confidentiality agreements, including provisions related to the return or destruction of confidential information. To the extent permitted by law, all designations and agreements made and orders entered during the course of, or in, the Action relating to the confidentiality of documents or information or the exchange of documents or information shall survive this Stipulation and the Settlement, and any termination thereof. Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege, including, without limitation the attorney-client privilege, the joint defense privilege, or work product protection.
    IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, as of October 13, 2024.

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OF COUNSEL: LABATON KELLER SUCHAROW LLP Alfred L. Fatale John Vielandi 140 Broadway New York, NY 10005 (212) 907-0700
/s/ Mark Richardson
Ned Weinberger (Bar No. 5256)
Mark Richardson (Bar No. 6575)
LABATON KELLER SUCHAROW LLP
222 Delaware Avenue, Suite 1510
Wilmington, DE 19801
(302) 573-2540
nweinberger@labaton.com
mrichardson@labaton.com

Counsel for Plaintiff Ontario Provincial Council of Carpenters’ Pension Trust Fund

OF COUNSEL:

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP Jeroen van Kwawegen
Edward G. Timlin
Katie M. Sinderson
Eric Riedel
1251 Avenue of the Americas
New York, NY 10020
(212) 554-1400

BERMAN TABACCO
Leslie R. Stern
Nathaniel L. Orenstein
Justin Saif
One Liberty Square
Boston, MA 02109
(617) 642-8300

/s/ Gregory V. Varallo
Gregory V. Varallo (Bar No. 2242)
Mae Oberste (Bar No. 6690)
Andrew E. Blumberg (Bar No. 6744)
Daniel E. Meyer (Bar No. 6876)
BERNSTEIN LITOWITZ BERGER
& GROSSMAN LLP
500 Delaware Avenue, Suite 901
Wilmington, DE 19801
(302) 364-3600
greg.varallo@blbglaw.com
mae.oberste@blbglaw.com
andrew.blumberg@blbglaw.com
daniel.meyer@blbglaw.com

Counsel for Plaintiffs Police & Fire Retirement System of the City of Detroit and Norfolk County Retirement System

OF COUNSEL: WACHTELL, LIPTON, ROSEN & KATZ William Savitt Steven Winter Cynthia Fernandez Lumermann 51 West 52nd Street New York, NY 10019 (212) 403-1000
/s/ Kurt M. Heyman
Kurt M. Heyman (Bar No. 3054)
Jamie L. Brown (Bar No. 5551)
HEYMAN ENERIO GATTUSO & HIRZEL LLP
300 Delaware Avenue, Suite 200 Wilmington, DE 19801
(302) 472-7300
kheyman@hegh.law
jbrown@hegh.law

Counsel for the Special Litigation Committee of the Board of Directors of Nominal Defendant Walmart Inc.

OF COUNSEL: JONES DAY James W. Carlson 500 Grant Street, Suite 4500 Pittsburgh, PA 15219 (412) 391-3939 JONES DAY Karen P. Hewitt 4655 Executive Drive, Suite 1500 San Diego, CA 92121 (858) 314-1200
/s/ William B. Chandler III
William B. Chandler III (Bar No. 116)
Brad D. Sorrels (Bar No. 5233)
Leah E. León (Bar No. 6536)
Joshua A. Manning (Bar No. 6859)
WILSON SONSINI GOODRICH & ROSATI, P.C.
222 Delaware Avenue, Suite 800 Wilmington, DE 19801
(302) 304-7600
wchandler@wsgr.com
bsorrels@wsgr.com
leah.leon@wsgr.com
jmanning@wsgr.com

Counsel for Nominal Defendant
Walmart Inc.

OF COUNSEL:

LATHAM & WATKINS LLP
Sean M. Berkowitz
Nicholas J. Siciliano
330 North Wabash Avenue
Suite 2800
Chicago, IL 60611
(312) 876-7700

Counsel for Director Defendants

HOGAN LOVELLS US LLP
William M. Regan
Allison M. Wuertz
390 Madison Avenue
New York, NY 10017
(212) 918-3000

Counsel for Defendant Phyllis
Harris

/s/ Raymond J. DiCamillo
Raymond J. DiCamillo (Bar No. 3188)
John M. O’Toole (Bar No. 6448) RICHARDS, LAYTON & FINGER, P.A.
920 North King Street
Wilmington, DE 19801
(302) 651-7700
dicamillo@rlf.com
otoole@rlf.com

Counsel for Defendants Doug McMillon, Phyllis Harris, Jay Jorgensen, Timothy Flynn, Thomas Horton, Marissa Mayer, Gregory B. Penner, Steven S. Reinemund, S. Robson Walton, and Steuart Walton

OF COUNSEL:

SIDLEY AUSTIN LLP
Andrew W. Stern
Charlotte K. Newell (Bar No. 5853) 787 Seventh Avenue
New York, NY 10019
(212) 839-5300

SIDLEY AUSTIN LLP
Frank R. Volpe
1501 K Street, N.W.
Washington, D.C. 20005
(202) 736-8000
Dated: October 13, 2024

/s/ G. Mason Thomson
A. Thompson Bayliss (Bar No. 4379)
G. Mason Thomson (Bar No. 7006) ABRAMS & BAYLISS LLP
20 Montchanin Road, Suite 200 Wilmington, DE 19807
(302) 778-1000
bayliss@abramsbayliss.com
thomson@abramsbayliss.com

Counsel for Defendant Jay Jorgensen

EXHIBIT A
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ONTARIO PROVINCIAL COUNCIL OF CARPENTERS’ PENSION TRUST FUND, POLICE & FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT, AND NORFOLK COUNTY RETIREMENT SYSTEM, Derivatively on Behalf of WALMART INC.,

            Plaintiffs,

        v.

S. ROBSON WALTON, GREGORY B. PENNER, STEUART WALTON,
TIMOTHY P. FLYNN, THOMAS W.
HORTON, MARISSA A. MAYER,
DOUG MCMILLON, STEVEN S.
REINEMUND, PHYLLIS HARRIS, and JAY JORGENSON,

            Defendants,

        and

WALMART INC.,

            Nominal Defendant.
C.A. No. 2021-0827-JTL
[PROPOSED] SCHEDULING ORDER
WHEREAS, a stockholder derivative action is pending in this Court captioned Ontario Provincial Council of Carpenters’ Pension Trust Fund, et al. v. S. Robson Walton, et al., C.A. No. 2021-0827-JTL (the “Action”);

WHEREAS, (i) Plaintiffs in the Action: Ontario Provincial Council of Carpenters’ Pension Trust Fund, Police & Fire Retirement System of the City of Detroit, and Norfolk County Retirement System (collectively, “Plaintiffs”); (ii) Defendants in the Action: S. Robson Walton, Gregory B. Penner, Steuart Walton, Timothy P. Flynn, Thomas W. Horton, Marissa A. Mayer, C. Doug McMillon, Steven S. Reinemund, Phyllis Harris, and Jay Jorgensen (collectively, “Defendants”); (iii) Randall Stephenson, in his capacity as a member of the Special Litigation Committee of the Board of Directors of Walmart (the “Special Litigation Committee”); and (iv) nominal defendant Walmart Inc. (“Walmart,” and together with Plaintiffs, Defendants, and the Special Litigation Committee, the “Parties”), have entered into the Stipulation and Agreement of Settlement, Compromise, and Release dated October 13, 2024 (the “Stipulation”), which provides for the full settlement, compromise, and release of all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons and dismissal with prejudice of the Action;
WHEREAS, the Released Plaintiffs’ Claims include a release of the claims asserted in the Abt Action and the Nguyen Action, and a release of the claims of putative Walmart stockholders Rhode Island Laborers’ Pension Fund, Erste Asset Management GmbH, Debbie Spellman, James Hays, Laborers’ Local 1298 Pension and Annuity Funds, Joseph Crognale, and Margaret McLaughlin.
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WHEREAS, in accordance with the Stipulation, the Parties have made an application, pursuant to Court of Chancery Rule 23.1, for entry of a scheduling order in accordance with the Stipulation, approving the form and content of the notice of the Settlement to Walmart stockholders, and scheduling the date and time for the Settlement Fairness Hearing; and
WHEREAS, the Court having read and considered the Stipulation and the exhibits attached thereto; the Stipulation being sufficient to warrant notice to Walmart stockholders; and all Parties having consented to the entry of this Order.
NOW THEREFORE, IT IS HEREBY ORDERED, this _______ day of __________, 2024, as follows:
1.Definitions: Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings as they have in the Stipulation.
2.Settlement Fairness Hearing: The Court will hold a settlement fairness hearing (the “Settlement Fairness Hearing”) on ___________________, at __:__ p.m., at the Court of Chancery of the State of Delaware, ___________________, for the following purposes:
(a)     to determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Walmart;
(b)     to determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and
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adequate to Walmart and its stockholders, and should be approved by the Court;
(c)     to determine whether a Judgment, substantially in the form attached as Exhibit D to the Stipulation, should be entered dismissing this Action with prejudice;
(d)     to consider the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses;
(e)    to consider any objections to the Settlement or the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; and
(f)     to consider any other matters that may properly be brought before the Court in connection with the Settlement.
3.The Court reserves the right to adjourn the Settlement Fairness Hearing or to hold the Settlement Fairness Hearing telephonically or by Zoom or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than oral announcement at the Settlement Fairness Hearing or any adjournment thereof. The Court further reserves the right to approve the Stipulation and the Settlement, at or after the Settlement Fairness Hearing, with such modifications as may be consented to by the Parties and without further notice to Walmart stockholders. The Court may, for
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good cause, extend any of the deadlines set forth in this Order without further notice to Walmart stockholders.
4.Manner of Giving Notice: Notice of the Settlement and the Settlement Fairness Hearing shall be given by Walmart as follows:
(a)no later than three business days following the date of entry of this Order (the “Notice Date”), Walmart shall file a copy of the Notice, attached to the Stipulation as Exhibit B, and the Stipulation as an exhibit to a Form 8-K with the United States Securities and Exchange Commission;
(b)no later than the Notice Date, Walmart shall cause the Form 8-K (which attaches the Notice and the Stipulation as an exhibit) to be posted on the investor relations section of Walmart’s website, which documents shall remain posted on Walmart’s website through the Effective Date of the Settlement;
(c)no later than the Notice Date, Plaintiffs’ Counsel shall cause the Stipulation and the Notice to be posted on their respective websites, which documents shall remain posted on those websites through the Effective Date of the Settlement; and
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(d)no later than two business days after the Notice Date, Walmart shall cause the Summary Notice to be published once over the Business Wire;
(e)not later than thirty calendar days prior to the Settlement Fairness Hearing, Walmart’s Counsel shall serve on Plaintiffs’ Counsel and file with the Court proof, by affidavit, of compliance with paragraphs 4(a), (b), and (d).
5.Approval of Form and Content of Notice: The Court (i) approves, as to form and content, the Notice, attached to the Stipulation as Exhibit B, and the Summary Notice, attached to the Stipulation as Exhibit C, and (ii) finds that the publication of the Notice and Summary Notice in the manner and form set forth in paragraph 4 of this Order: (a) constitutes notice that is reasonably calculated, under the circumstances, to apprise Walmart stockholders of the pendency of the Action, of the effect of the proposed Settlement (including the Releases to be provided thereunder), of Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses, of their right to object to the Settlement and/or the application for attorneys’ fees and expenses, and of their right to appear at the Settlement Fairness Hearing; (b) constitutes due, adequate, and sufficient notice to all Persons entitled to receive notice of the proposed Settlement; and (c) satisfies the requirements of Court of Chancery Rule 23.1, the United States Constitution (including the Due Process
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Clause), and all other applicable laws and rules. The date and time of the Settlement Fairness Hearing shall be included in the Notice and Summary Notice.
6.Appearance and Objections at Settlement Fairness Hearing: All persons and entities who or which held shares of Walmart common stock as of the close of trading on the date of entry of this Order (“Current Walmart Stockholder”), who or which continues to hold shares of Walmart common stock as of the date of the Settlement Fairness Hearing, may enter an appearance in this Action, at his, her, or its own expense, individually or through counsel of his, her, or its own choice, by filing with the Register in Chancery and delivering a notice of appearance to Plaintiffs’ Counsel, Defendants’ Counsel, Walmart’s Counsel, and the Special Litigation Committee’s Counsel at the addresses set forth in paragraph 7 below, such that it is received no later than fifteen calendar days prior to the Settlement Fairness Hearing, or as the Court may otherwise direct. Any Current Walmart Stockholder who or which does not enter an appearance will be represented by Plaintiffs’ Counsel and shall be deemed to have waived and forfeited any and all rights he, she, or it may otherwise have to appear separately at the Settlement Fairness Hearing.
7.Any Current Walmart Stockholder who or which continues to hold shares of Walmart common stock as of the date of the Settlement Fairness Hearing may file a written objection to the proposed Settlement and/or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses with the Register
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in Chancery in accordance with the requirements set forth in paragraph 8 below, and may appear and show cause, if he, she, or it has any cause, why the proposed Settlement and/or the application for an award of attorneys’ fees and expenses should not be approved; provided, however, that, unless otherwise directed by the Court for good cause shown, no such person or entity shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement and/or the application for an award of attorneys’ fees and expenses, unless that person or entity has filed a written objection with the Register in Chancery and served (by hand, first class mail, or express service) copies of such objection on Plaintiffs’ Counsel, Defendants’ Counsel, Walmart’s Counsel, and the Special Litigation Committee’s Counsel at the addresses set forth below, such that they are received no later than fifteen calendar days prior to the Settlement Fairness Hearing.

Plaintiffs’ Counsel:	Defendants’ Counsel:
Edward G. Timlin Bernstein Litowitz Berger & Grossmann LLP 1251 Avenue of the Americas New York, NY 10020 Mark Richardson Labaton Keller Sucharow LLP 222 Delaware Avenue, Suite 1510 Wilmington, DE 19801	Sean M. Berkowitz Nicholas J. Siciliano Latham & Watkins LLP 330 N. Wabash Ave., Suite 2800 Chicago, IL 60611 Raymond J. DiCamillo Richards Layton & Finger, P.A. 920 North King Street Wilmington, DE 19801
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Nathaniel L. Orenstein Berman Tabacco One Liberty Square Boston, MA 02109
William M. Regan
Allison Wuertz
Hogan Lovells
390 Madison Avenue
New York, NY 10022
Andrew W. Stern
Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
A. Thompson Bayliss
Abrams & Bayliss LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Walmart’s Counsel:
James W. Carlson
Jones Day
500 Grant Street, Suite 4500
Pittsburgh, PA 15219
Brad D. Sorrels
Wilson Sonsini Goodrich
& Rosati, P.C.
222 Delaware Avenue, Suite 800
Wilmington, DE 19801
Special Litigation Committee’s Counsel:
William Savitt
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019

8.Any objections, filings, and other submissions must: (i) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) be signed by the
9

objector; (iii) state that the objection is being filed with respect to “Ontario Provincial Council of Carpenters’ Pension Trust Fund, et al. v. S. Robson Walton, et al., C.A. No. 2021-0827-JTL”; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Fairness Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (v) include (a) documentation sufficient to prove that the objector owned shares of Walmart common stock as of the close of trading on the date of entry of this Order, (b) documentation sufficient to prove that the objector continues to hold shares of Walmart common stock as of the date of filing of the objection, and (c) a statement that the objector will continue to hold shares of Walmart common stock as of the date of the Settlement Fairness Hearing. Documentation establishing ownership of Walmart common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. The Parties are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of Walmart common stock.
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9.Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner provided herein shall: (i) be deemed to have waived and forfeited his, her, or its right to object, including any right of appeal, to any aspect of the proposed Settlement, Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses; (ii) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the attorneys’ fees and expenses requested or awarded; and (iii) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, including on any appeal, with respect to any matters concerning the Settlement or the requested or awarded attorneys’ fees and expenses.
10.Stay and Temporary Injunction: Until otherwise ordered by the Court, the Court stays all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the Settlement should be approved, the Court (i) bars and enjoins Plaintiffs and all other Walmart stockholders from commencing, prosecuting, instituting, instigating, facilitating, asserting, maintaining, or in any way participating in the commencement or prosecution of any action asserting any Released Plaintiffs’ Claims against any Released Defendants’ Persons; and (ii) bars and enjoins Defendants, the Special Litigation Committee, and Walmart from
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commencing, prosecuting, instituting, instigating, facilitating, asserting, maintaining, or in any way participating in the commencement or prosecution of any action asserting any Released Defendants’ Claims against any Released Plaintiffs’ Persons.
11.Notice Costs: All Notice Costs shall be paid by Walmart or its successor(s)-in-interest, regardless of whether the Court finally approves the Settlement or the Effective Date fails to occur, and in no event shall Plaintiffs or Plaintiffs’ Counsel be responsible for any Notice Costs, other than with respect to any cost associated with posting the Stipulation and Notice on Plaintiffs’ Counsel’s respective websites, nor shall any Notice Costs be paid from the Settlement Fund.
12.Settlement Fund: The contents of the Settlement Fund held in the Escrow Account by Citibank N.A. (which the Court approves as the escrow agent for the Settlement Fund) shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as they shall be paid out of the Escrow Account pursuant to the terms of the Stipulation and/or further order(s) of the Court.
13.Use of this Order: Neither the Settlement or the Stipulation, nor the negotiations leading to the execution of the Stipulation, nor any proceedings taken pursuant to or in connection with the Stipulation and/or approval of the Settlement, nor any acts, omissions, or arguments proffered in connection therewith: (i) shall be
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offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to any fact alleged by Plaintiffs in any complaint filed in the Action, including the Amended Complaint, or during the Action or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; or (ii) shall be offered against any of the Released Plaintiffs’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’ Persons had meritorious defenses, or that damages recoverable under the Amended Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs’ Persons, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement. This
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provision shall remain in force in the event that the Settlement is terminated for any reason whatsoever.
14.Termination of Settlement: If the Settlement is terminated as provided in the Stipulation, this Order shall be vacated, rendered null and void, and be of no further force and effect (except as otherwise provided by the Stipulation), and this Order shall be without prejudice to the rights of Plaintiffs, Defendants, the Special Litigation Committee, Walmart, and Walmart’s stockholders, and the Parties to this Action shall each revert to their respective litigation positions in this Action as of immediately prior to the execution of the Stipulation, as provided in the Stipulation.
15.Supporting Papers: Plaintiffs’ Counsel shall file their opening papers in support of the proposed Settlement and the application for an award of attorneys’ fees and litigation expenses no later than thirty calendar days prior to the Settlement Fairness Hearing; any objections thereto shall be filed no later than fifteen calendar days prior to the Settlement Fairness Hearing; and reply papers, if any, shall be filed no later than five calendar days prior to the Settlement Fairness Hearing.
16.Final Approval: If the Settlement is approved by the Court following the Settlement Fairness Hearing, the Parties to this Action will request that the Court enter the Judgment, substantially in the form attached as Exhibit D to the Stipulation.

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17.Retention of Jurisdiction: The Court retains jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

_______________________________________ Vice Chancellor J. Travis Laster

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EXHIBIT B
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ONTARIO PROVINCIAL COUNCIL OF CARPENTERS’ PENSION TRUST FUND, POLICE & FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT, AND NORFOLK COUNTY RETIREMENT SYSTEM, Derivatively on Behalf of WALMART INC.,

            Plaintiffs,

        v.

S. ROBSON WALTON, GREGORY B. PENNER, STEUART WALTON,
TIMOTHY P. FLYNN, THOMAS W.
HORTON, MARISSA A. MAYER,
DOUG MCMILLON, STEVEN S.
REINEMUND, PHYLLIS HARRIS, and JAY JORGENSON,

            Defendants,

        and

WALMART INC.,

            Nominal Defendant.
C.A. No. 2021-0827-JTL
NOTICE OF PENDENCY OF DERIVATIVE ACTION,
PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
SETTLEMENT HEARING, AND RIGHT TO APPEAR
The Court of Chancery of the State of Delaware authorized this Notice. This is not a solicitation from a lawyer.
TO:    ALL PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF WALMART INC. (“WALMART”) COMMON STOCK AS OF THE CLOSE OF

TRADING ON [DATE OF ENTRY OF SCHEDULING ORDER] (“CURRENT WALMART STOCKHOLDERS”).
The purpose of this Notice is to inform you of: (i) the pendency of the above-captioned stockholder derivative action captioned Ontario Provincial Council of Carpenters’ Pension Trust Fund, et al. v. S. Robson Walton, et al., C.A. No. 2021-0827-JTL (Del. Ch.) (the “Action”), which was brought by Plaintiffs Ontario Provincial Council of Carpenters’ Pension Trust Fund, Police & Fire Retirement System of the City of Detroit, and Norfolk County Retirement System (collectively, “Plaintiffs”), on behalf of and for the benefit of Walmart, in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to the approval of the Court, as provided in the Stipulation and Agreement of Settlement, Compromise, and Release dated as of October 13, 2024 (the “Stipulation”); (iii) the hearing that the Court will hold on [_______________], 2024, at [_].m., to determine whether to approve the proposed Settlement and to consider the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; and (iv) Current Walmart Stockholders’ rights with respect to the proposed Settlement and the application for attorneys’ fees and expenses.1
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT OF THIS ACTION.
The Stipulation was entered into as of October 13, 2024, between and among Plaintiffs; Defendants; Randall Stephenson, in his capacity as a member of the Special Litigation Committee of the Board of Directors of Walmart (the “Special Litigation Committee”); and nominal defendant Walmart (together with Plaintiffs, Defendants, and the Special Litigation Committee, the “Parties”), subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.
As described in paragraph 65 below, the Settlement provides for (i) a cash payment of $123 million (the “Settlement Amount”), which, after deducting any Court-awarded attorneys’ fee and expenses and any applicable Taxes, will be paid to Walmart; and (ii) corporate governance practices that Walmart will implement.
Because the Action was brought as a derivative action, which means that the Action was brought by Plaintiffs on behalf of and for the benefit of Walmart, the
1 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation, which is available in the “Investors” section of Walmart’s website, https://stock.walmart.com/financials/sec-filings/derivativesettlementnotice.
2

cash recovery from the Settlement will go to the Company. Individual Walmart stockholders will not receive any direct payment from the Settlement.
PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?
1.The purpose of this Notice is to explain the Action, the terms of the proposed Settlement, and how the proposed Settlement affects Walmart stockholders’ legal rights.
2.In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiffs have filed suit against Defendants on behalf of and for the benefit of Walmart.
3.The Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses (the “Settlement Fairness Hearing”). See paragraphs 73-75 below for details about the Settlement Fairness Hearing, including the location, date, and time of the hearing.

WHAT ARE THESE CASES ABOUT? WHAT HAS HAPPENED SO FAR?
THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
A MORE COMPLETE STATEMENT OF THE FACTS OF THIS MATTER IS SET FORTH IN THE PARTIES’ PLEADINGS AND BRIEFING. PLEASE SEE PARAGRAPH 82 BELOW FOR MORE INFORMATION ABOUT HOW AND WHERE TO LOCATE THOSE DOCUMENTS.
4.The Action is a derivative action brought by Plaintiffs on behalf of Walmart. Plaintiffs allege that current and former officers and directors of Walmart breached their fiduciary duties in connection with the Company’s distribution and
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dispensing of controlled substances. In particular, the Complaint alleges that the Defendants failed to implement policies and controls to ensure compliance with the Controlled Substances Act (the “CSA”) and related regulations, as well as a 2011 Memorandum of Agreement (“2011 MOA”) with the Drug Enforcement Administration. Plaintiffs allege that due to Defendants’ failure to ensure compliance with the CSA and the 2011 MOA, Walmart was harmed, including through its agreement to pay up to $3.1 billion to resolve opioid-related lawsuits brought by state, local, and tribal governments.
5.On May 4, 2020, Plaintiff Police & Fire Retirement System of the City of Detroit (“Detroit P&F”), a putative Walmart stockholder, sent a books and records demand pursuant to 8 Del. C. § 220 (“Section 220”) to Walmart to investigate, among other things, potential breaches of fiduciary duty relating to Walmart’s compliance with the CSA in connection with the Company’s distribution and dispensing of opioid medications.
6.On May 5, 2020, Plaintiff Norfolk County Retirement System (“Norfolk”), a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, similar to Detroit P&F’s demand, seeking inspection of books and records concerning opioids and CSA-related issues.
7.On April 9, 2020, Manuel Abt, a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, seeking inspection of books and records concerning opioids and CSA-related issues.
8.On June 1, 2020, Walmart responded to Detroit P&F’s and Norfolk’s Section 220 demands and offered to meet and confer about the scope of the demands and the materials sought.
9.On June 17, 2020, Detroit P&F and Norfolk filed complaints against Walmart to compel inspection of books and records pursuant to Section 220.
10.On June 25, 2020, Rhode Island Laborers’ Pension Fund, a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
11.On July 2, 2020, Plaintiff Ontario Provincial Council of Carpenters’ Pension Trust Fund (“Ontario”), a putative Walmart stockholder, sent a Section 220 demand to Walmart’s Board of Directors, similar to Detroit P&F’s and Norfolk’s demands, seeking inspection of books and records concerning opioids and CSA-related issues. On August 10, 2020, Ontario sent a supplemental demand under
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Section 220 for inspection of books and records. In correspondence in July and August 2020, Walmart offered to meet and confer about the scope of Ontario’s demands and the materials sought.
12.On August 21, 2020, Ontario filed a complaint against Walmart to compel inspection of books and records pursuant to Section 220. The Ontario Section 220 action was coordinated with Section 220 actions commenced by Detroit P&F and Norfolk (together, the “Section 220 Actions”).
13.On October 5, 2020, trial was held in the Section 220 Actions.
14.On October 29, 2020, the Court entered a Final Order and Judgment in the Section 220 Actions ordering Walmart to produce certain categories of documents in response to Plaintiffs’ Section 220 demands.
15.On December 28, 2020 and April 9, 2021, respectively, Walmart completed its production of documents in response to Plaintiffs’ Section 220 demands and served a revised privilege log. In all, Walmart produced over 1,000 documents totaling more than 12,000 pages in response to the demands from Mr. Abt, Detroit P&F, Norfolk, and Ontario.
16.On February 3, 2021, Erste Asset Management GmbH, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
17.On February 9, 2021, Mr. Abt filed a Verified Stockholder Derivative Complaint (the “Abt Complaint”), styled Manuel Abt v. Aida M. Alvarez, et al., C.A. No. 21-cv-00172-CFC (D. Del.) (the “Abt Action”).
18.On April 16, 2021, Thuy Nguyen filed a Verified Stockholder Derivative Complaint (the “Nguyen Complaint”), styled Thuy Nguyen v. C. Douglas McMillon, et al., C.A. No. 21-cv-00551-CFC (D. Del.) (the “Nguyen Action,” and with the Abt Action, the “Federal Derivative Actions”).
19.On June 17, 2021, the parties in the Nguyen Action stipulated to a stay of the Nguyen Action pending resolution of the motion to dismiss in the consolidated securities class action captioned In re Walmart Inc. Securities Litigation, No. 1:21-cv-00055-CFC (D. Del.), which the court entered on June 28, 2021.
20.On August 2, 2021, Debbie Spellman, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
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21.On September 27, 2021, Plaintiffs commenced this Action by filing a 132-page, 316-paragraph Verified Stockholder Derivative Complaint (the “Original Complaint”) against Defendants, and on behalf of nominal defendant Walmart, alleging that certain Walmart officers and directors breached their fiduciary duties of oversight in connection with Walmart’s distribution and dispensation of opioid medications and alleged violations of the CSA.
22.On October 18, 2021, Defendants filed a motion to dismiss the Original Complaint.
23.On December 1, 2021, the parties in the Abt Action stipulated to a stay of the Abt Action pending resolution of this Action, which the court entered on that same day.
24.On December 21, 2021, Defendants filed their Opening Brief in Support of Their Motion to Dismiss or, in the Alternative, to Stay the Action.
25.On February 22, 2022, Plaintiffs filed a Verified Amended Stockholder Derivative Complaint (the “Amended Complaint”) totaling 153 pages and 379 paragraphs. The Amended Complaint asserted claims for breach of fiduciary duty pertaining to Walmart’s distribution and dispensation of opioid medications and alleged violations of the CSA against Defendants Flynn, Harris, Horton, Jorgensen, Mayer, McMillon, Penner, Reinemund, R. Walton, and S. Walton in their capacities as current or former Walmart directors or officers.
26.On March 8, 2022, Defendants filed a motion to dismiss the Amended Complaint, and on April 20, 2022, Defendants filed their Opening Brief in Support of Their Motion to Dismiss or, in the Alternative, to Stay the Action (the “Motion to Dismiss or Stay”).
27.On April 29, 2022, James Hays and Laborers’ Local 1298 Pension and Annuity Funds, putative Walmart stockholders, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues. Those demands followed books-and-records inspections by both stockholders pursuant to Section 220.
28.On June 1, 2022, Plaintiffs filed their Answering Brief in Opposition to Defendants’ Motion to Dismiss or Stay.
29.On June 24, 2022, Defendants filed their Reply Brief in Further Support of Their Motion to Dismiss or Stay.
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30.On September 26, 2022, the Court heard oral argument on Defendants’ Motion to Dismiss or Stay.
31.On November 15, 2022, Walmart announced that it had agreed to “a $3.1 billion nationwide opioid settlement framework designed to resolve substantially all opioid lawsuits and potential lawsuits by state, local, and tribal governments” (the “National Settlement”).2
32.On November 21, 2022, the Court issued a letter to counsel ordering supplemental briefing regarding the impact of the National Settlement on the Action.
33.On December 1, 2022, Joseph Crognale, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
34.On January 13, 2023, Defendants filed their Supplemental Brief in Support of Their Motion to Dismiss or Stay, and Plaintiffs filed their Supplemental Brief in Opposition to the Motion to Dismiss or Stay.
35.On April 12, 2023, the Court issued a Memorandum Opinion Addressing Defendants’ Motion to Dismiss on the Basis of Laches (the “Laches Opinion”). The Laches Opinion held that Plaintiffs’ claims were timely and denied Defendants’ motion to dismiss on that basis.
36.On April 26, 2023, the Court issued a Memorandum Opinion Addressing Defendants’ Motions to Dismiss on Grounds Other Than Laches (the “Rule 23.1 Opinion”). The Rule 23.1 Opinion granted Defendants’ motion to dismiss claims pertaining to Walmart’s distribution of opioids, denied Defendants’ motion to dismiss claims relating to Walmart pharmacies’ dispensing of opioids, and denied Defendants’ motion to stay the Action.
37.On May 5, 2023, Walmart’s Board of Directors adopted resolutions creating a special litigation committee comprised of director Randall Stephenson to investigate, review, and analyze the facts and circumstances surrounding the claims and allegations in the Amended Complaint and the Federal Derivative Actions and
2 Press Release, Walmart Inc., Walmart Announces Nationwide Opioid Settlement Framework (November 15, 2022).
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determine whether the prosecution of such claims is in Walmart’s best interest. Mr. Stephenson is not a named defendant in this Action or the Federal Derivative Actions, and joined Walmart’s Board of Directors nearly a year after Plaintiffs sent their Section 220 demands. He previously served as Executive Chairman of the Board of Directors of AT&T Inc., and before that was Chairman of the Board and Chief Executive Officer of AT&T from 2007 until July 2020. The Special Litigation Committee retained Wachtell, Lipton, Rosen & Katz and Heyman Enerio Gattuso & Hirzel LLP as its legal advisors.
38.On May 16, 2023, Plaintiffs served their First Set of Requests for Production of Discovery Materials to Walmart, comprised of 68 requests.
39.On May 19, 2023, Plaintiffs served their First Set of Requests for Production of Discovery Materials to the Individual Defendants, comprised of 60 requests.
40.On May 23, 2023, Plaintiffs served their First Set of Interrogatories Directed to Walmart and their First Set of Interrogatories Directed to the Individual Defendants, comprised of 96 and 10 requests, respectively.
41.In early June 2023, Plaintiffs’ Counsel learned that Walmart’s Board of Directors had formed the Special Litigation Committee.
42.On June 7, 2023, Margaret McLaughlin, a putative Walmart stockholder, sent a litigation demand to Walmart’s Board of Directors concerning opioids and CSA-related issues.
43.On June 9, 2023, the Special Litigation Committee filed a Motion to Stay, seeking a six-month stay of the Action pending the Special Litigation Committee’s investigation.
44.On June 9, 2023, Defendants filed Answers to the Amended Complaint.
45.On June 23, 2023, Plaintiffs filed their Opposition to the Special Litigation Committee’s Motion to Stay.
46.On June 30, 2023, the Special Litigation Committee filed its Reply Brief in Further Support of its Motion to Stay.
47.On June 30, 2023, the Court granted the Special Litigation Committee’s Motion to Stay conditioned upon Walmart’s production to Plaintiffs of documents produced by Walmart in In re National Prescription Opiate Litigation, No. 1:17-
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MD-2804-DAP (N.D. Ohio) (the “Opioid MDL”), and ordered the Special Litigation Committee to file periodic status reports.
48.On August 15, 2023, the Court entered the parties’ Stipulation and Proposed Order for the Production and Exchange of Confidential and Highly Confidential Material.
49.On August 16, 2023 and September 26, 2023, Walmart produced the Opioid MDL production documents to Plaintiffs, totaling over 700,000 documents and 2.4 million pages. The documents produced to Plaintiffs included 52 deposition transcripts from 40 witnesses (7 of which involved testimony by a corporate representative of the Company).
50.On October 30, 2023, the Special Litigation Committee filed an Unopposed Motion to Extend Stay, which the Court granted on October 31, 2023.
51.On November 20, 2023, counsel for the Special Litigation Committee met with Plaintiffs’ Counsel in New York, New York to update them on the status of the investigation and obtain their views on the proper course for the Special Litigation Committee’s investigation.
52.On March 28, 2024, the Special Litigation Committee filed an Unopposed Motion to Extend Stay, which the Court granted that same day.
53.Given the factual complexity of the events underlying the claims, which span a period of more than ten years, the Special Litigation Committee’s investigation lasted many months. During the course of its investigation, the Special Litigation Committee met regularly with its counsel. The Special Litigation Committee and its counsel reviewed and analyzed over 400,000 documents from the Company’s files and the custodial files of more than 50 document custodians—including from all Defendants. The Special Litigation Committee also conducted interviews of 40 witnesses, including of all Defendants, and the Special Litigation Committee’s member participated in the interviews of all Defendants.
54.On or about May 14, 2024, Plaintiffs, Defendants, and the Special Litigation Committee agreed to engage in mediation before The Honorable Layn R. Phillips of Phillips ADR (the “Mediator”).
55.On May 21, 2024, the Court granted the parties’ Stipulation and Proposed Order Under Delaware Rule of Evidence 510(f), which the parties agreed to in order to facilitate transparency and information-sharing in connection with the mediation.
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56.On June 3 and 4, 2024, in connection with the mediation, counsel for the Special Litigation Committee met with counsel for Walmart and Defendants.
57.On June 5 and 6, 2024, in connection with the mediation, Plaintiffs’ Counsel met with counsel for the Special Litigation Committee in New York, New York.
58.On June 6, 2024, in connection with the mediation, counsel for the Special Litigation Committee met with the Insurers.
59.On June 17, 2024, the Court granted the parties’ Stipulation and Proposed Order Extending Stay.
60.On July 1, 2024, following the exchange of lengthy opening and reply mediation statements, counsel for Plaintiffs, Defendants, the Insurers, the Special Litigation Committee, and Walmart participated in a full-day, in-person mediation session before the Mediator in New York, New York. A settlement was not reached at that time.
61.Following the in-person mediation session, counsel for Plaintiffs, Defendants, the Insurers, the Special Litigation Committee, and Walmart continued settlement discussions over the course of several months with the assistance of the Mediator.
62.On September 11, 2024, the Mediator made a settlement recommendation, which all Parties have accepted.
63.In connection with settlement discussions and negotiations leading to the proposed Settlement set forth in the Stipulation, counsel for the Parties did not discuss the appropriateness or amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses.
64.On [______________], 2024, the Court entered the Scheduling Order in connection with the Settlement which, among other things, authorized this Notice to be provided to Current Walmart Stockholders and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?
65.In consideration of the full settlement, compromise, and release of the Released Plaintiffs’ Claims (defined in paragraph 68 below) against the Released
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Defendants’ Persons (defined in paragraph 68 below) and the dismissal with prejudice of the Action, Plaintiffs, Defendants, the Special Litigation Committee, and Walmart have agreed to the following:
(i)Monetary Consideration: No later than (i) forty calendar days after the Parties file the Stipulation with the Court; and (ii) the Insurers receive all information reasonably required to process payment, whichever is later, Defendants shall cause the Insurers to pay the Settlement Amount ($123,000,000 in cash) into an escrow account controlled by Plaintiffs’ Counsel (the “Escrow Account”), subject to refund with any interest earned thereon while on deposit in the Escrow Account, if the Settlement is terminated or cancelled pursuant to the Stipulation. No later than two business days after the Court’s entering an order approving the Settlement and any Fee and Expense Award, Plaintiffs’ Counsel shall transfer (i) the Settlement Amount, plus any interest earned thereon while on deposit in the Escrow Account (the “Settlement Fund”), less any Fee and Expense Award, to Walmart; and (ii) any Fee and Expense Award to Plaintiffs’ Counsel, subject to deductions for required Taxes incurred by the Escrow Account and subject to refund if the Settlement is terminated or cancelled pursuant to the Stipulation.
(ii) Governance: No later than thirty days after the Effective Date, Defendants and the Company shall implement the corporate governance practices set forth in Exhibit E to the Stipulation.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?
66.Plaintiffs, through Plaintiffs’ Counsel, have conducted an extensive investigation and engaged in discovery relating to the claims and underlying events and transactions alleged in the Action. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation and discovery and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto. In negotiating and evaluating the terms of the Settlement, Plaintiffs and Plaintiffs’ Counsel considered the significant legal and factual defenses to Plaintiffs’ claims and the expense, length, and risk of pursuing their claims through trial and appeals. While Plaintiffs brought their claims in good faith and continue to believe that their claims have merit, Defendants vigorously argued that they had acted appropriately and are not subject to liability or damages. In light of the substantial monetary recovery and governance practices achieved by the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the proposed
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Settlement is fair, reasonable, adequate, and in the best interests of Walmart and its stockholders. The Settlement provides substantial immediate benefits to Walmart without the risk that continued litigation could result in obtaining similar or lesser relief for Walmart after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.
67.Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Defendants have denied, and continue to deny, that they committed, or aided and abetted in the commission of, any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Action, and expressly maintain that they have complied with their statutory, fiduciary, and other legal duties, and are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?
68.If the Settlement is approved, the Court will enter a Final Order and Judgment Approving Derivative Action Settlement (the “Judgment”). Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, the Action will be dismissed with prejudice and the following releases will occur:
Release of Claims by Plaintiffs, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, and all other Walmart stockholders:
Plaintiffs, Abt, Nguyen, and the Section 220/Litigation Demand Stockholders, on their own behalf and derivatively on behalf of Walmart, and all other Company stockholders derivatively on behalf of Walmart, shall be deemed to have, and by operation of the Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting, any and all Released Plaintiffs’ Claims (defined below) against the Released Defendants’ Persons (defined below).
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“Released Plaintiffs’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, that (i) were asserted in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including but not limited to those asserted in the Amended Complaint; (ii) could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted by Plaintiffs, Abt, Nguyen, or the Section 220/Litigation Demand Stockholders directly on their own behalf in any other court, tribunal, proceeding, or forum, that concern, involve, arise out of, or relate to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances as those set forth in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including the Amended Complaint; (iii) could have been asserted, now could be asserted, or in the future could be, can be, or might be asserted by Plaintiffs, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, or any other Company stockholder derivatively on behalf of the Company in any other court, tribunal, proceeding, or forum, that concern, involve, arise out of or relate to any of the facts, allegations, practices, events, claims, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances as those set forth in any complaint filed in the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including the Amended Complaint; provided, however, that the Released Plaintiffs’ Claims shall not include (i) any claims to enforce this Stipulation or the Settlement, (ii) any direct claims of any stockholder of Walmart (other than the direct claims of Plaintiffs, Abt, Nguyen, or the Section 220/Litigation Demand Stockholders on their own behalf), including, without limitation, the claims asserted in In re Walmart Inc. Securities Litigation, Case No. 1:21-cv-0055-CFC (D. Del.); United States of America v. Walmart, et al., Case No. 1:20-cv-01744 (D. Del.); and In re: National
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Prescription Opiate Litigation, Case No. 1:17-md-02804 (N.D. Ohio); or (iii) any claim that any Party may have against any insurer that concerns, involves, arises out of, or relates to the subject matter of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including with respect to obligations to fund the Settlement Amount or any portion thereof.
“Released Defendants’ Persons” means Defendants, Federal Derivative Defendants, Walmart, the Special Litigation Committee, any of the foregoing’s respective counsel, and any and all of their past or present families, parents, subsidiaries, affiliates, predecessors, or successors, as well as any and all of their current or former officers, directors, executives, employees, associates, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, members of their immediate families, agents or other persons acting on their behalf, underwriters, insurers, reinsurers, attorneys, advisors, consultants, bankers, financial advisors, publicists, independent certified public accountants, auditors, accountants, successors, assigns, creditors, administrators, heirs, estates, or personal or legal representatives.
Release of Claims by Defendants, the Special Litigation Committee, and Walmart: Defendants, the Special Litigation Committee, and Walmart shall be deemed to have, and by operation of the Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting, any and all Released Defendants’ Claims (defined below) against the Released Plaintiffs’ Persons (defined below).
“Released Defendants’ Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, controversies and causes of action of any and every kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, whether arising under or based on state, local, federal, common, statutory, regulatory, foreign, or other law or rule, held by Defendants, Federal Derivative
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Defendants, Walmart, or the Special Litigation Committee that arise out of or relate to in any way to the institution, prosecution, or settlement of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands; provided, however, that the Released Defendants’ Claims shall not include: (i) any claims to enforce this Stipulation or the Settlement; or (ii) any claim that any Party may have against any insurer that concerns, involves, arises out of, or relates to the subject matter of the Action, the Federal Derivative Actions, or the Section 220/Litigation Demands, including with respect to obligations to fund the Settlement Amount or any portion thereof.
“Released Plaintiffs’ Persons” means Plaintiffs, Plaintiffs’ Counsel, Abt, Nguyen, the Section 220/Litigation Demand Stockholders, any of the foregoing’s respective counsel, and any and all of their past or present families, parents, subsidiaries, affiliates, predecessors, or successors, as well as any and all of their current or former officers, directors, executives, employees, associates, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, members of their immediate families, agents or other persons acting on their behalf, underwriters, insurers, reinsurers, attorneys, advisors, consultants, bankers, financial advisors, publicists, independent certified public accountants, auditors, accountants, successors, assigns, creditors, administrators, heirs, estates, or personal or legal representatives of any of the foregoing, as well as Walmart as nominal defendant.
“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff, Abt, Nguyen, Section 220/Litigation Demand Stockholder, or Company stockholder does not know or suspect to exist in his, her, or its favor at the time of the release of such claims and any Released Defendants’ Claims which any Defendant or Walmart does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, they shall expressly waive, and by operation of the Judgment, they and each Company stockholder shall be deemed to have waived, any and all provisions, rights, and benefits conferred by California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT
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THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY,
and any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code § 1542. The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants to completely, fully, finally, and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge, and each Company stockholder, by operation of the Judgment, shall be deemed to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.
69.The “Effective Date” means the first date by which all of the following events and conditions have been met and have occurred or have been waived: (i) payment of the Settlement Amount into the Escrow Account in accordance with the Stipulation, as discussed in paragraph 65 above; (ii) the Federal Derivative Actions have been dismissed with prejudice; (iii) the Litigation Demands have been withdrawn; (iv) Plaintiffs and Defendants have not exercised their options to terminate the Settlement; and (v) the Court has entered the Judgment and the Judgment has become Final.
70.By Order of the Court, (i) all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation have been stayed until otherwise ordered by the Court; (ii) Plaintiffs and all other Walmart stockholders are barred and enjoined from commencing, prosecuting, instituting, instigating, facilitating, asserting, maintaining, or in any way participating in the commencement or prosecution of any action asserting any Released Plaintiffs’ Claims against any Released Defendants’ Persons; and (iii)  Defendants, the Special Litigation Committee, and Walmart are barred and enjoined from commencing, prosecuting, instituting, instigating, facilitating, asserting, maintaining, or in any way participating in the commencement or prosecution of any action asserting any Released Defendants’ Claims against any Released Plaintiffs’ Persons.
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HOW WILL THE ATTORNEYS BE PAID?
71.Plaintiffs’ Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket expenses. Plaintiffs’ Counsel invested their own resources for pursuing the claims asserted on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through this litigation. In light of the risks undertaken in pursuing the Action on a contingency basis and the benefits created for Walmart and its stockholders through the Settlement and the prosecution of the claims asserted, Plaintiffs’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses to be paid from (and out of) the Settlement Fund. Plaintiffs’ Counsel’s fee and expense application will seek an award of attorneys’ fees in an amount not to exceed 20% of the Settlement Fund, net of Court-awarded litigation expenses, plus payment of litigation expenses in an amount not to exceed $600,000.
72.The Court will determine the amount of any attorney fee and expense award (the “Fee and Expense Award”). Any Court-approved Fee and Expense Award will be paid from the Settlement Fund. Walmart stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

73.The Court will consider the Settlement and all matters related to the Settlement at the Settlement Fairness Hearing. The Settlement Fairness Hearing will be held before Vice Chancellor J. Travis Laster on [______________], 2024, at [_:__] [_].m., in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801.
74.At the Settlement Fairness Hearing, the Court will, among other things: (i) determine whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Walmart; (ii) determine whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Walmart, and should be approved by the Court; (iii) determine whether a Judgment, substantially in the form attached as Exhibit D to the Stipulation, should
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be entered dismissing the Action with prejudice; (iv) consider the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; (v) consider any objections to the Settlement or the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.
75.Please Note: The Court has reserved the right to adjourn the Settlement Fairness Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than by oral announcement at the Settlement Fairness Hearing or any adjournment thereof. The Court has further reserved the right to approve the Stipulation and the Settlement, at or after the Settlement Fairness Hearing, with such modifications as may be consented to by the Parties and without further notice to Walmart stockholders. The Settlement Fairness Hearing may be converted to a hearing by Zoom or telephone, in which case information about how to attend the hearing remotely will be provided on the docket. You should monitor the Court’s docket and the websites of Plaintiffs’ Counsel, as indicated in paragraph 82 below, before making plans to attend the Settlement Fairness Hearing. You may also confirm the date and time of the Settlement Fairness Hearing by contacting Plaintiffs’ Counsel as indicated in paragraph 82 below.
76.Any Current Walmart Stockholder who or which continues to own shares of Walmart common stock as of [______________], 2024, the date of the Settlement Fairness Hearing, may object to the Settlement and/or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses. Objections must be in writing and filed with the Register in Chancery at the address set forth below on or before [______________], 2024. Objections must also be served on Plaintiffs’ Counsel, Defendants’ Counsel, Walmart’s Counsel, and Special Litigation Committee’s Counsel by hand, first class U.S. mail, or express service, at the addresses set forth below such that they are received on or before [______________], 2024.

Register in Chancery Register in Chancery Delaware Court of Chancery Leonard L. Williams Justice Center 500 North King Street Wilmington, DE 19801
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Plaintiffs’ Counsel
Edward G. Timlin Bernstein Litowitz Berger & Grossmann LLP 1251 Avenue of the Americas New York, NY 10020	Mark Richardson Labaton Keller Sucharow LLP 222 Delaware Avenue, Suite 1510 Wilmington, DE 19801
Nathaniel L. Orenstein Berman Tabacco One Liberty Square Boston, MA 02109
Defendants’ Counsel
Sean M. Berkowitz
Nicholas J. Siciliano
Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800
Chicago, IL 60611
Raymond J. DiCamillo
Richards Layton & Finger, P.A.
920 North King Street
Wilmington, DE 19801
William M. Regan
Allison Wuertz
Hogan Lovells
390 Madison Avenue
New York, NY 10022
Andrew W. Stern Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 A. Thompson Bayliss Abrams & Bayliss LLP 20 Montchanin Road, Suite 200 Wilmington, DE 19807
Walmart’s Counsel
James W. Carlson Jones Day 500 Grant Street, Suite 4500 Pittsburgh, PA 15219	Brad D. Sorrels Wilson Sonsini Goodrich & Rosati, P.C. 222 Delaware Avenue, Suite 800 Wilmington, DE 19801
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Special Litigation Committee’s Counsel William Savitt Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
77.Any objections, filings, and other submissions must: (i) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) be signed by the objector; (iii) state that the objection is being filed with respect to “Ontario Provincial Council of Carpenters’ Pension Trust Fund, et al. v. S. Robson Walton, et al., C.A. No. 2021-0827-JTL”; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Fairness Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (v) include (a) documentation sufficient to prove that the objector owned shares of Walmart common stock as of the close of trading on [DATE OF ENTRY OF SCHEDULING ORDER], (b) documentation sufficient to prove that the objector continues to hold shares of Walmart common stock as of the date of filing of the objection, and (c) a statement that the objector will continue to hold shares of Walmart common stock as of the date of the Settlement Fairness Hearing. Documentation establishing ownership of Walmart common stock must consist of copies of an official brokerage account statement, a screen shot of an official brokerage account, or an authorized statement from the objector’s broker containing the information found in an account statement. The Parties are authorized to request from any objector additional information or documentation sufficient to prove his, her, or its holdings of Walmart common stock.
78.Current Walmart Stockholders who or which continue to own shares of Walmart common stock as of the date of the Settlement Fairness Hearing may file a written objection without having to appear at the Settlement Fairness Hearing. Unless the Court orders otherwise, however, such persons may not appear at the Settlement Fairness Hearing to present their objections unless they first filed and served a written objection in accordance with the procedures described above.
79.Persons who file and serve a timely written objection as described above and who wish to be heard orally at the Settlement Fairness Hearing in
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opposition to the approval of the Settlement or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses, must also file a notice of appearance with the Register in Chancery and serve it on Plaintiffs’ Counsel, Defendants’ Counsel, and Walmart’s Counsel at the addresses set forth in paragraph 76 above so that it is received on or before [_____________], 2024. Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.
80.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiffs’ Counsel, Defendants’ Counsel, and Walmart’s Counsel at the addresses set forth in paragraph 76 above so that the notice is received on or before [_____________], 2024.
81.Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner set forth above will: (i) be deemed to have waived and forfeited his, her, or its right to object, including any right of appeal, to any aspect of the proposed Settlement and/or Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses; (ii) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the attorneys’ fees and expenses requested or awarded; and (iii) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, including on any appeal, with respect to any matters concerning the Settlement or the requested or awarded attorneys’ fees and expenses.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?
82.This Notice does not purport to be a comprehensive description of the Action, the allegations related thereto, or the terms of the Settlement. For a more detailed statement of the matters involved in the Action, you may view a copy of the Stipulation in the “Investors” section of Walmart’s website, https://stock.walmart.com/financials/sec-filings/derivativesettlementnotice. You may also inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business
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day. Copies of key case filings, including the Stipulation, Scheduling Order, and Amended Complaint, are also available on respective websites of Plaintiffs’ Counsel: www.blbglaw.com; labaton.com; and www.bermantabacco.com. Upon written request, Plaintiffs’ Counsel will provide stockholders with a copy of the public version of any other filing in the Action. If you have questions regarding the Action or the Settlement, you may write, call, or email Plaintiffs’ Counsel: Edward G. Timlin, Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, NY 10020, (800) 380-8496, settlements@blbglaw.com; Mark Richardson, Labaton Keller Sucharow LLP, 222 Delaware Avenue, Suite 1510, Wilmington, DE 19801, (866) 460-7254, delawaresettlements@labaton.com; or Nathaniel L. Orenstein, Berman Tabacco, One Liberty Square, Boston, MA 02109, (617) 542-8300, law@bermantabacco.com.
DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: [____________], 2024

BY ORDER OF THE COURT

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EXHIBIT C
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ONTARIO PROVINCIAL COUNCIL OF CARPENTERS’ PENSION TRUST FUND, POLICE & FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT, AND NORFOLK COUNTY RETIREMENT SYSTEM, Derivatively on Behalf of WALMART INC.,

            Plaintiffs,

        v.

S. ROBSON WALTON, GREGORY B. PENNER, STEUART WALTON,
TIMOTHY P. FLYNN, THOMAS W.
HORTON, MARISSA A. MAYER,
DOUG MCMILLON, STEVEN S.
REINEMUND, PHYLLIS HARRIS, and JAY JORGENSON,

            Defendants,

        and

WALMART INC.,

            Nominal Defendant.
C.A. No. 2021-0827-JTL

NOTICE TO ALL PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF WALMART INC. (“WALMART”) COMMON STOCK AS OF THE CLOSE OF TRADING ON [DATE OF ENTRY OF SCHEDULING ORDER] (“CURRENT WALMART STOCKHOLDERS”) OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTION, OF SETTLEMENT HEARING, AND OF RIGHT TO APPEAR.

CURRENT WALMART SHAREHOLDERS ARE HEREBY NOTIFIED THAT A PENDING STOCKHOLDER DERIVATIVE ACTION BROUGHT ON BEHALF OF WALMART HAS BEEN SETTLED (THE “SETTLEMENT”). THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE DELAWARE COURT OF CHANCERY IN WHICH THE ACTION IS PENDING AS TO THE MERITS OF CLAIMS OR DEFENSES ASSERTED IN THE ACTION. THE STATEMENTS CONTAINED IN THIS NOTICE DO NOT CONSTITUTE FINDINGS OF THE DELAWARE CHANCERY COURT.
Summary information regarding this action and the Settlement is as follows:

Name of Action	Date and Location of Settlement Fairness Hearing	Date Objections Are Due
Ontario Provincial Council of Carpenters’ Pension Trust Fund, et al. v. S. Robson Walton, et al., C.A. No. 2021-0827-JTL (Del. Ch.)	[TBD] Leonard L. Williams Justice Center 500 North King Street Wilmington, DE 19801	[TBD]
The settlement fairness hearing (the “Settlement Fairness Hearing”) will be conducted for the Court to, among other things: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation”) is fair, reasonable, and adequate and in the best interests of Walmart and Current Walmart Stockholders; (b) determine whether the Court should finally approve the Settlement and enter the Judgment as provided in the Stipulation, dismissing this action against Defendants with prejudice and extinguishing and releasing the settled claims; and (c) consider Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses (the “Fee and Expense Application”). The Court will also hear and consider any objections to the proposed Settlement and the Fee and Expense Application. Any objections must be filed with the Register in Chancery and delivered to counsel for the parties such that they are received no later than [___________], 2024, in accordance with the instructions in the Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear (the “Long-Form Notice”). Copies of the Long-Form Notice and the Stipulation are available in the “Investors” section of Walmart’s website, https://stock.walmart.com/financials/sec-filings/derivativesettlementnotice.
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Please note that the Court may, in its discretion, change the date and/or time of the Settlement Fairness Hearing in the action without further notice to you.
If the Court approves the Settlement and dismissal of the action, Current Walmart Stockholders will be forever barred from contesting the approval of the proposed Settlement and from pursuing the settled claims. This action is not a class action. Thus, there is no common fund upon which you can make a claim for monetary payment.
FOR MORE DETAILED INFORMATION ABOUT THE MATTERS INVOLVED IN THIS ACTION, YOU MAY REFER TO THE PAPERS ON FILE IN THE ACTION WHICH MAY BE INSPECTED DURING REGULAR OFFICE HOURS AT THE OFFICE OF THE REGISTER IN CHANCERY IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, 500 NORTH KING STREET, WILMINGTON, DE 19801. ADDITIONALLY, COPIES OF KEY CASE FILINGS, INCLUDING THE SETTLEMENT STIPULATION, SCHEDULING ORDER, LONG-FORM NOTICE, AND AMENDED COMPLAINT, AS WELL AS ANY RELATED ORDERS ENTERED BY THE COURT WILL BE POSTED ON THE RESPECTIVE WEBSITES OF PLAINTIFFS’ COUNSEL: WWW.BLBGLAW.COM, WWW.LABATON.COM, AND WWW.BERMANTABACCO.COM. YOU MAY ALSO VIEW THE LONG-FORM NOTICE ON THE “INVESTORS” SECTION OF WALMART’S WEBSITE: HTTPS://STOCK.WALMART.COM/FINANCIALS/SEC-FILINGS/DERIVATIVESETTLEMENTNOTICE. IF YOU WOULD LIKE MORE INFORMATION CONCERNING THE SETTLEMENT, OR IF YOU WOULD LIKE TO REQUEST COPIES OF ANY KEY CASE FILINGS OR DOCUMENTS PERTAINING TO THE SETTLEMENT, YOU MAY ALSO CALL OR WRITE TO COUNSEL FOR THE PLAINTIFFS AT:

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP Attn: Edward G. Timlin 1251 Avenue of the Americas New York, NY 10020 Telephone: (800) 380-8496 Email: settlements@blbglaw.com
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LABATON KELLER SUCHAROW LLP
Attn: Mark Richardson
222 Delaware Avenue, Suite 1510
Wilmington, DE 19801
Telephone: (866) 460-7254
Email: delawaresettlements@labaton.com

BERMAN TABACCO
Attn: Nathaniel Orenstein
One Liberty Square
Boston, MA 02109
Telephone: (617) 542-8300
Email: law@bermantabacco.com

PLEASE DO NOT CONTACT THE COURT OR ITS STAFF ABOUT THE TERMS OF THE PROPOSED SETTLEMENT.

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EXHIBIT D
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ONTARIO PROVINCIAL COUNCIL OF CARPENTERS’ PENSION TRUST FUND, POLICE & FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT, AND NORFOLK COUNTY RETIREMENT SYSTEM, Derivatively on Behalf of WALMART INC.,

            Plaintiffs,

        v.

S. ROBSON WALTON, GREGORY B. PENNER, STEUART WALTON,
TIMOTHY P. FLYNN, THOMAS W.
HORTON, MARISSA A. MAYER,
DOUG MCMILLON, STEVEN S.
REINEMUND, PHYLLIS HARRIS, and JAY JORGENSON,

            Defendants,

        and

WALMART INC.,

            Nominal Defendant.
C.A. No. 2021-0827-JTL

[PROPOSED] FINAL ORDER AND JUDGMENT
APPROVING DERIVATIVE ACTION SETTLEMENT

WHEREAS, a stockholder derivative action is pending in this Court captioned Ontario Provincial Council of Carpenters’ Pension Trust Fund, et al. v. S. Robson Walton, et al., C.A. No. 2021-0827-JTL (the “Action”);

WHEREAS, (i) Plaintiffs in the Action: Ontario Provincial Council of Carpenters’ Pension Trust Fund, Police & Fire Retirement System of the City of Detroit, and Norfolk County Retirement System (collectively, “Plaintiffs”); (ii) Defendants in the Action: S. Robson Walton, Gregory B. Penner, Steuart Walton, Timothy P. Flynn, Thomas W. Horton, Marissa A. Mayer, C. Doug McMillon, Steven S. Reinemund, Phyllis Harris, and Jay Jorgensen (collectively, “Defendants”); (iii) Randall Stephenson, in his capacity as a member of the Special Litigation Committee of the Board of Directors of Walmart (the “Special Litigation Committee”); and (iv) nominal defendant Walmart Inc. (“Walmart,” and together with Plaintiffs, Defendants, and the Special Litigation Committee, the “Parties”), have entered into the Stipulation and Agreement of Settlement, Compromise, and Release dated October 13, 2024 (the “Stipulation”), which provides for the full settlement, compromise, and release of all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons and dismissal with prejudice of the Action;
WHEREAS, the Released Plaintiffs’ Claims include a release of the claims asserted in the Abt Action and the Nguyen Action, and a release of the claims of Walmart stockholders Rhode Island Laborers’ Pension Fund, Erste Asset Management GmbH, Debbie Spellman, James Hays, Laborers’ Local 1298 Pension and Annuity Funds, Joseph Crognale, and Margaret McLaughlin.
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WHEREAS, by Order dated [___________], 2024 (the “Scheduling Order”), this Court (i) ordered that notice of the proposed Settlement be provided to Walmart stockholders in the manner described in the Scheduling Order; (ii) provided Current Walmart Stockholders with the opportunity to object to the proposed Settlement and Plaintiffs’ Counsel’s application for an award of attorneys’ fees and litigation expenses; and (iii) scheduled a hearing regarding final approval of the Settlement;
WHEREAS, the Court conducted a hearing on [___________], 2024 (the “Settlement Fairness Hearing”) to consider, among other things, (i) whether Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Walmart; (ii) whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Walmart, and should be approved by the Court; (iii) whether a Judgment should be entered dismissing the Action with prejudice; (iv) the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; and (v) any objections to the Settlement or the application by Plaintiffs’ Counsel for an award of attorneys’ fees and litigation expenses; and
WHEREAS, it appearing that due notice of the hearing has been given in accordance with the Scheduling Order; the Parties having appeared by their respective attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective Parties having been heard; an opportunity to be heard having been given to all other persons or
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entities requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to Walmart stockholders was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this ___ day of ___________________, 2024, as follows:
1.Definitions: Unless otherwise defined in this Judgment, the capitalized terms used herein shall have the same meaning as they have in the Stipulation or the Scheduling Order.
2.Jurisdiction: The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over all of the Parties to this Action and Walmart stockholders, and in any dispute arising out of or relating in any way to the Settlement. It is further determined that Plaintiffs, Defendants, the Special Litigation Committee, Walmart, and all Walmart stockholders, as well as their heirs, executors, successors, and assigns, are bound by this Judgment.
3.Incorporation of Settlement Documents: This Judgment incorporates and makes a part hereof: (i) the Stipulation, filed with the Court on October [__________], 2024, and (ii) the Notice and Summary Notice, filed with the Court on October [__________], 2024.
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4.Derivative Action Properly Maintained; Adequacy of Plaintiffs and Plaintiffs’ Counsel: Based on the record in the Action, each of the provisions of Court of Chancery Rule 23.1 has been satisfied and the Action has been properly maintained according to Court of Chancery Rule 23.1. Plaintiffs have continuously held stock in Walmart since the time of the conduct complained of in the Action, and otherwise have standing to prosecute the Action derivatively on behalf of Walmart; the Action was properly instituted as a derivative action on behalf of Walmart; and Plaintiffs and Plaintiffs’ Counsel have adequately represented the interests of Walmart both in terms of litigating the Action and for purposes of entering into and implementing the Settlement.
5.Notice: The Court finds that the publication of the Notice: (i) was implemented in accordance with the Scheduling Order; (ii) constituted notice that was reasonably calculated, under the circumstances, to apprise Walmart stockholders of: (a) the pendency of the Action; (b) the effect of the proposed Settlement (including the Releases to be provided thereunder); (c) Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses; (d) their right to object to the Settlement and/or the application for attorneys’ fees and expenses; and (e) their right to appear at the Settlement Fairness Hearing; (iii) constituted due, adequate, and sufficient notice to all Persons entitled to receive notice of the proposed Settlement; and (iv) satisfied the requirements of Court of Chancery Rule
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23.1, the United States Constitution (including the Due Process Clause), and all other applicable laws and rules.
6.Final Settlement Approval and Dismissal of Claims: Pursuant to, and in accordance with, Court of Chancery Rule 23.1, this Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects (including, without limitation: the Settlement consideration; the Releases, including the release of all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons; and the dismissal with prejudice of the claims asserted in this Action), and finds that the Settlement is, in all respects, fair, reasonable and adequate to Walmart. The Parties are directed to implement, perform, and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation.
7.Dismissal of Action: The Action and all of the claims asserted in this Action by Plaintiffs are hereby dismissed with prejudice. The Parties shall bear their own costs and expenses, except as otherwise expressly provided in the Stipulation.
8.Binding Effect: The terms of the Stipulation and of this Judgment shall be forever binding on Plaintiffs, Defendants, the Special Litigation Committee, Walmart, Walmart stockholders, the Released Persons, as well as their respective successors and assigns. Any Walmart stockholder that has not timely submitted any actual or potential objection to the Settlement in the manner provided in the Notice
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is deemed to have waived the right to object to any aspect of the proposed Settlement, the Fee and Expense Award, or any other aspect of this Judgment (including any right of appeal or collateral attack); is forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, the Fee and Expense Award, or any other aspect of this Judgment; and is deemed to have waived and is forever barred and foreclosed from being heard, in this or any other proceeding with respect to any matters concerning the Settlement, the Fee and Expense Award, or any other aspect of this Judgment.
9.Releases: The Releases set forth in paragraphs 8 through 11 of the Stipulation, together with the definitions contained in paragraph 1 of the Stipulation relating thereto, are expressly incorporated herein in all respects. The Releases are effective as of the Effective Date. Accordingly, this Court orders that:
(a)Without further action by anyone, and subject to Paragraph 10 below, upon the Effective Date of the Settlement, Plaintiffs, Abt, Nguyen, and the Section 220/Litigation Demand Stockholders, on their own behalf and derivatively on behalf of Walmart, and all other Company stockholders derivatively on behalf of Walmart, shall be deemed to have, and by operation of this Judgment shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing,
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instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting, any and all Released Plaintiffs’ Claims against the Released Defendants’ Persons.
(b)Without further action by anyone, and subject to paragraph 10 below, upon the Effective Date of the Settlement, Defendants, the Special Litigation Committee, and Walmart shall be deemed to have, and by operation of this Judgment shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice, and shall forever be enjoined from commencing, instituting, instigating, facilitating, asserting, maintaining, participating in, or prosecuting, any and all Released Defendants’ Claims against the Released Plaintiffs’ Persons.
10.Notwithstanding paragraphs 9(a)-(b) above, and as set forth in paragraph 12 of the Stipulation, nothing in this Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of the Stipulation or this Judgment.
11.Rule 11 Findings: The Court finds and concludes that the Parties to this Action and their respective counsel have complied fully with the strictures of Delaware Court of Chancery Rule 11 in connection with the institution, prosecution, defense, and settlement of the Action.
12.No Admissions: Neither the Settlement or the Stipulation, nor the negotiations leading to the execution of the Stipulation, nor any proceedings taken
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pursuant to or in connection with the Stipulation and/or approval of the Settlement, nor any acts, omissions, or arguments proffered in connection therewith: (i) shall be offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to any fact alleged by Plaintiffs in any complaint filed in the Action, including the Amended Complaint, or during the Action or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement; or (ii) shall be offered against any of the Released Plaintiffs’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’ Persons had meritorious defenses, or that damages recoverable under the Amended Complaint would not have exceeded the Settlement Amount or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs’ Persons, in any civil, criminal or
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administrative action or proceeding, other than such proceedings as may be necessary to effectuate or enforce the Settlement.
13.Award of Attorneys’ Fees and Litigation Expenses: The application by Plaintiffs’ Counsel for an award of $__________ in payment of litigation expenses and an award of attorneys’ fees in the amount of ___% of the Settlement Fund, net of Court-awarded litigation expenses, is hereby approved in full (the “Fee and Expense Award”). The Fee and Expense Award shall be paid out of the Settlement Fund in accordance with the terms of the Stipulation.
14.No proceedings or court order with respect to the Fee and Expense Award shall in any way disturb or affect final approval of the Settlement (including precluding this Judgment from being Final or otherwise being entitled to preclusive effect), and any such proceedings or court order shall be considered separate from this Judgment.
15.Retention of Jurisdiction: Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Parties to this Action and all Walmart stockholders for purposes of the administration, interpretation, implementation, and enforcement of the Settlement.
16.Modification of the Stipulation: Without further approval from the Court, the Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto to effectuate the Settlement that: (i) are not materially inconsistent with this Judgment; and (ii) do not
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materially limit the rights of Walmart and its stockholders in connection with the Settlement. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of the Settlement.
17.Termination of Settlement: If the Settlement is terminated as provided in the Stipulation, this Judgment shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation, and this Judgment shall be without prejudice to the rights of Plaintiffs, Defendants, the Special Litigation Committee, Walmart, and Walmart’s stockholders, and the Parties to this Action shall each revert to their respective litigation positions in the Action as of immediately prior to the execution of the Stipulation, as provided in the Stipulation.
18.Entry of Final Judgment: There is no just reason to delay the entry of this Judgment as a final judgment in this Action. Accordingly, the Register in Chancery is expressly directed to immediately enter this final judgment in this Action.

_______________________________________
Vice Chancellor J. Travis Laster

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EXHIBIT E
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ONTARIO PROVINCIAL COUNCIL OF CARPENTERS’ PENSION TRUST FUND, POLICE & FIRE RETIREMENT SYSTEM OF THE CITY OF DETROIT, AND NORFOLK COUNTY RETIREMENT SYSTEM, Derivatively on Behalf of WALMART INC.,

            Plaintiffs,

        v.

S. ROBSON WALTON, GREGORY B. PENNER, STEUART WALTON,
TIMOTHY P. FLYNN, THOMAS W.
HORTON, MARISSA A. MAYER,
DOUG MCMILLON, STEVEN S.
REINEMUND, PHYLLIS HARRIS, and JAY JORGENSON,

            Defendants,

        and

WALMART INC.,

    Nominal Defendant.
C.A. No. 2021-0827-JTL

CORPORATE GOVERNANCE PRACTICES
TERM:
The term of these corporate governance practices shall be five years from the Injunctive Terms Implementation Date, as defined in the operative Exhibit P to the Walmart National Settlement Agreement (“National Settlement”).

AMENDMENT TO AUDIT COMMITTEE CHARTER:
The Audit Committee’s charter shall be revised to specifically state that, as part of its oversight of the Company’s global ethics and compliance program, it will have oversight of the Controlled Substance Compliance Program (“CSCP”) as set forth in the National Settlement.
REPORTING REQUIREMENTS:

The Controlled Substance Compliance Committee, as defined in the National Settlement, is required to report to the Audit Committee on at least an annual basis regarding:

(1) Walmart’s adherence to, and any material deviations from the injunctive terms of the National Settlement (the “Injunctive Terms”); the allocation of resources sufficient to comply with the Injunctive Terms; and any revisions to the CSCP that the Controlled Substance Compliance Committee has approved; and

(2) Significant federal or state regulatory inquiries, investigations, or actions concerning the dispensing of controlled substances at Company pharmacies.

Members of the Controlled Substances Compliance Committee are permitted to report directly to the Audit Committee as they deem necessary without providing notice of such reporting to the Company’s management.

The Audit Committee’s oversight of the CSCP includes ensuring appropriate processes exist to evaluate controlled substance compliance reports to the Hotline, as defined in the National Settlement. This oversight also includes ensuring that appropriate safeguards are in place to protect reporting employees against retaliation.

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